UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☒	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

OPTICAL CABLE CORPORATION

(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

OPTICAL CABLE CORPORATION

5290 CONCOURSE DRIVE

ROANOKE, VIRGINIA 24019

February 28, 2025

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Optical Cable Corporation (the “Company” or “OCC®”), to be held on Tuesday, March 25, 2025, at 10:00 a.m. local time at the Green Ridge Recreation Center, 7415 Wood Haven Road, Roanoke, Virginia.

At the annual meeting of shareholders, you are being asked to do the following:

(1)	elect the Company’s board of directors from the slate of directors nominated in accordance with the Company’s bylaws to serve until the next annual meeting of shareholders;

(2)

approve the Second Amendment (the “Second Amendment”) to the Optical Cable Corporation 2017 Stock Incentive Plan, as amended (the “2017 Plan” or the “2017 Stock Incentive Plan”), to authorize an additional 350,000 new Common Shares of the Company for issuance under the 2017 Plan, with no other modifications to the terms of the 2017 Plan;

(3)	ratify the appointment of Crowe LLP as the independent registered public accounting firm for the Company for fiscal year 2025;

(4)	approve, on a non-binding advisory basis, the compensation paid to our named executive officers; and

(5)	vote, on a non-binding advisory basis, on the frequency of future advisory votes on named executive officer compensation.

We also will be pleased to report on the affairs of the Company.

Whether or not you are able to attend, it is important that your shares be represented and voted at this meeting. Submitting the proxy before the annual meeting will not preclude you from voting in person at the annual meeting if you should decide to attend. Your prompt response would be greatly appreciated.

Sincerely,

Neil D. Wilkin, Jr.
Chairman of the Board of Directors,
President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

Even if you plan to attend the meeting, please make sure to vote. You may vote by one of the following methods: (1) completing, signing and returning promptly the enclosed proxy in the envelope provided; (2) going online to http://www.proxyvote.com, as appropriate, and following the online instructions or (3) in person if you so desire even if you have previously sent in your proxy or voted online. Please note that the method by which you vote last will be the vote the Company counts.

OPTICAL CABLE CORPORATION

Notice of Annual Meeting of Shareholders

March 25, 2025

TO THE SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Optical Cable Corporation, a Virginia corporation (the “Company” or “OCC®”), is scheduled to be held on Tuesday, March 25, 2025 at 10:00 a.m. local time at the Green Ridge Recreation Center, 7415 Wood Haven Road, Roanoke, Virginia for the following purposes:

1.

to elect five directors from the slate of directors nominated in accordance with the Company’s bylaws to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;

2.

to approve the Second Amendment (the “Second Amendment”) to the Optical Cable Corporation 2017 Stock Incentive Plan, as amended (the “2017 Plan” or the “2017 Stock Incentive Plan”), to authorize an additional 350,000 new Common Shares of the Company for issuance under the 2017 Plan, with no other modifications to the terms of the 2017 Plan;

3.	to ratify the appointment of Crowe LLP as the independent registered public accounting firm for the Company for fiscal year 2025;

4.	to approve, on a non-binding advisory basis, the compensation paid to our named executive officers;

5.	to vote, on a non-binding advisory basis, on the frequency of future advisory votes on named executive officer compensation; and

6.	to transact such other business as may properly come before the meeting and any adjournment thereof.

Only shareholders of record at the close of business on January 24, 2025, are entitled to notice of and to vote at the annual meeting and any adjournment thereof. All shareholders are cordially invited to attend the annual meeting in person. However, to assure your representation at the meeting, you are urged to vote by completing, signing and dating the enclosed form of proxy and returning it promptly in the envelope provided or by voting online. Shareholders attending the meeting may revoke their proxy and vote in person.

FOR THE BOARD OF DIRECTORS

Tracy G. Smith
Corporate Secretary

Roanoke, Virginia

PROXY SUMMARY	1
PROXY STATEMENT	4
Proxy Solicitation	4
Revocability and Voting of Proxy	4
Record Date, Voting Procedures, Quorum, Abstentions, and Broker Voting	5
PROPOSAL NO. 1 ELECTION OF DIRECTORS	6
Code of Ethics	8
Equity Ownership and Retention Policy for Non-employee Directors	8
Meetings of the Board of Directors and Committees	9
Board Leadership Structure and Lead Director	10
The Board of Director’s Role in Risk Oversight	11
PROPOSAL NO. 2 APPROVAL OF THE SECOND AMENDMENT TO THE OPTICAL CABLE CORPORATION 2017 STOCK INCENTIVE PLAN, AS AMENDED, TO AUTHORIZE AN ADDITIONAL 350,000 NEW COMMON SHARES OF THE COMPANY FOR ISSUANCE UNDER THE 2017 STOCK INCENTIVE PLAN, WITH NO OTHER MODIFICATIONS TO THE TERMS OF THE 2017 PLAN	12
Incentive Compensation as a Key Component of Overall Compensation	12
Requested Shares Authorization and Historical Practices	13
Key Features of the 2017 Stock Incentive Plan	13
Optical Cable Corporation 2017 Stock Incentive Plan, as Amended	14
Summary of the 2017 Stock Incentive Plan	14
PROPOSAL NO. 3 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025	22
PROPOSAL NO. 4 NON-BINDING SHAREHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION	22
PROPOSAL NO. 5 NON-BINDING SHAREHOLDER ADVISORY VOTE ON THE FREQUENCY OF HOLDING A NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION	22
BENEFICIAL OWNERSHIP OF SECURITIES	23
EXECUTIVE OFFICERS	24
DIRECTOR COMPENSATION	25
Overview	25
Methodology of Determining Non-Employee Director Compensation	25
Compensation of Directors	26

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information you should consider. Please read the entire Proxy Statement carefully before voting.

Annual Shareholders Meeting		Meeting Agenda
Date	March 25, 2025	●	Election of 5 directors
Time Place Record date	10:00 a.m. Eastern Time Green Ridge Recreation Center 7415 Wood Haven Road Roanoke, Virginia 24019 January 24, 2025	●	Approval of the Second Amendment (the “Second Amendment”) to the Optical Cable Corporation 2017 Stock Incentive Plan, as amended (the “2017 Plan” or the “2017 Stock Incentive Plan”), to reserve an additional 350,000 new Common Shares of the Company for issuance under the 2017 Plan, with no other modifications to the terms of the 2017 Plan
Voting	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.	● ●	Ratification of Crowe LLP as our independent registered public accounting firm for fiscal year 2025 Advisory vote on executive officer compensation
		●	Advisory vote on the frequency of future advisory votes on executive compensation
		●	Transact other business that may properly come before the meeting

Voting Matters and Vote Recommendation

Item		Board recommendation	Reasons for recommendation	More information
1.	Election of 5 directors	FOR

The Board and the Nominating and Corporate Governance Committee believe that the 5 Board candidates possess the skills, experience, and diversity to effectively monitor performance, provide oversight, and advise management on the Company’s long-term strategy.

Page 6
2.	Approval of the Second Amendment to the 2017 Stock Incentive Plan to reserve an additional 350,000 new Common Shares of the Company for issuance under the 2017 Plan	FOR

The Board and Compensation Committee believe the use of stock incentives increases the personal financial interest that key employees and non-employee Directors have in the future success of the Company, aligning their interests with those of other shareholders and strengthening their desire to remain with the Company.

The 2017 Plan has 50,904 Common Shares remaining available for issuance, and the Board and the Compensation Committee believe it is important to have a reasonable number of Common Shares available in the 2017 Plan in the event any future stock incentive grants are determined to be appropriate.

If the Second Amendment is approved by the shareholders, this will be the first time new Common Shares have been authorized for issuance under the stock incentive plan of the Company since March 29, 2022.

Page 12
3.	Ratification of the selection of Crowe LLP as the Company's independent registered public accounting firm for fiscal year 2025	FOR

Based on the Audit Committee’s assessment of Crowe LLP’s qualifications and performance, the Audit Committee believes that Crowe LLP’s retention for fiscal year 2025 is in the best interests of the Company.

Page 22
4.	Advisory vote on executive compensation	FOR	The Company's executive compensation programs demonstrate the Company's pay for performance philosophy.	Page 22
5.	Advisory vote on frequency of future advisory votes on executive compensation	FOR	The Board believes that an annual advisory vote is the most effective frequency for seeking shareholder advisory votes on executive compensation.	Page 22

Company Management Profile

See Page 6 – “Election of Directors” and Page 24 – “Executive Officers” for more information.

The following table provides summary information about each director and each director nominee. Each director is elected annually by a plurality of votes cast.

Name		Director	Board	Committee memberships			Up for re- election at current Annual
Occupation	Age	Since	Independent	AC	CC	NCGC	Meeting
Neil D. Wilkin, Jr.	61	2001	No				Yes
Chairman of the Board,
President and CEO, Optical Cable Corporation
Randall H. Frazier	73	1996	Yes				Yes
President,
River Acceptance, LLC
John M. Holland	79	1996	Yes				Yes
Principal and Founder,
Holland Technical Services & President, Equine Welfare Alliance
John A. Nygren	76	2016	Yes				Yes
Retired, former President and CEO, ChemTreat, Inc.
Craig H. Weber	65	2002	Yes				Yes
Retired, former CEO and President, Home Care
Delivered, Inc.

AC	Audit Committee	Chair

CC	Compensation Committee	Member

NCGC	Nominating and Corporate Governance Committee	Financial Expert

OPTICAL CABLE CORPORATION

5290 CONCOURSE DRIVE

ROANOKE, VIRGINIA 24019

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

MARCH 25, 2025

Proxy Solicitation

This proxy statement is furnished to the holders of Optical Cable Corporation, a Virginia corporation (the “Company” or “OCC®”), common stock, no par value (“Common Shares”), in connection with the solicitation by the Board of Directors of the Company (sometimes referred to herein as the “Board” or the “Board of Directors”) of proxies for use at the annual meeting of shareholders to be held on Tuesday, March 25, 2025, or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Shareholders. The purposes of the meeting and the matters to be acted upon are set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Board of Directors is not currently aware of any other matters that will properly come before the annual meeting.

Proxies for use at the annual meeting are being solicited by and on behalf of the Board of Directors of the Company. These proxy solicitation materials are first being mailed on or about February 28, 2025 to all shareholders entitled to vote at the annual meeting. Proxies will be solicited chiefly by mail, but are also available on the Company’s website at www.occfiber.com/investor-relations/ under “Proxy Materials”. The Company will make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to the beneficial owners of the shares and will reimburse them for their reasonable out-of-pocket expenses in so doing. Should it appear desirable to do so in order to ensure adequate representation of shares at the annual meeting, solicitations may be made by mail or by telephone, facsimile, e-mail, or personal interviews by Directors, officers and regular employees of the Company, none of whom will receive additional compensation for these services, or by a proxy solicitor, if deemed necessary. All expenses incurred in connection with this solicitation will be borne by the Company. The Company’s 2024 Annual Report and the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024, are not proxy soliciting materials.

Revocability and Voting of Proxy

A shareholder may revoke the authority granted by his or her execution of a proxy at any time before the effective exercise of such proxy by filing with the Corporate Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the annual meeting. The Company’s Common Shares represented by executed and unrevoked proxies will be voted in accordance with the choice or instructions specified thereon. If no specifications are given, the shares represented thereby will be voted as follows:

FOR the five directors nominated in accordance with the Company’s bylaws to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified;

FOR the Second Amendment to the 2017 Stock Incentive Plan, to authorize an additional 350,000 new Common Shares of the Company for issuance under the 2017 Plan, with no other modifications to the terms of the existing 2017 Plan;

FOR the ratification of Crowe LLP as the independent registered public accounting firm for the Company;

FOR the approval, on a non-binding advisory basis, of the compensation paid to our named executive officers;

FOR the approval, on a non-binding advisory basis, of holding an annual advisory vote on executive compensation; and

in accordance with the best judgment of the Board of Directors on any other matters which may properly come before the annual meeting.

Record Date, Voting Procedures, Quorum, Abstentions, and Broker Voting

Only shareholders of record at the close of business on January 24, 2025 (the “record date”) are entitled to notice of and to vote at the annual meeting. As of the record date, 8,220,344 Common Shares were issued and outstanding. Each Common Share is entitled to one vote on all matters that may properly come before the annual meeting.

A majority of votes entitled to be cast on a particular matter, represented in person or by proxy, constitutes a quorum for purposes of the annual meeting. Once a Common Share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and any adjournment thereof, unless a new record date is set for the adjournment. Abstentions will be counted in determining the existence of a quorum, but Common Shares held by a broker, as nominee, and not voted on any matter will not be counted for such purpose.

Voting Matter	Voting Standard
Election of five directors.

Plurality, which means the five persons receiving the most votes cast are elected. Abstentions and broker non-votes will have no effect on the election of directors, which is by plurality of the votes cast in person or by proxy. Brokers may vote their shares in favor of directors ONLY so long as they have voting instructions from the beneficial owners of the shares.

Approval of the Second Amendment to the Optical Cable Corporation 2017 Stock Incentive Plan, to authorize an additional 350,000 new Common Shares of the Company for issuance under the 2017 Stock Incentive Plan, with no other modifications to the terms of the 2017 Plan.

Majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter at the annual meeting. Abstentions from voting on this proposal will not be treated as votes cast on this matter, and therefore, will not have any effect on determining the outcome. Brokers may vote their shares on this proposal ONLY if they have voting instructions from the beneficial owners of the shares. As this proposal is considered a “non-routine” matter, broker non-votes will not be treated as votes cast on this matter, and therefore, will not have any effect on determining the outcome.

Ratification of the appointment of Crowe LLP as our independent registered public accounting firm for the 2025 fiscal year.

Majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter at this annual meeting. Abstentions from voting on this proposal will have the same effect as a vote against this proposal. Brokers may vote their shares on this proposal even if they have NOT received instructions (ratification of the appointment of the independent auditor is considered a “routine” matter for which a broker may exercise discretionary voting power). Broker non-votes will not be treated as votes cast on this matter, and therefore will not have any effect on determining the outcome.

Approval, on a non-binding advisory basis, of the compensation paid to our named executive officers.

Majority of the shares of common stock present in person or represented by proxy and entitled to vote on the matter at the annual meeting. Abstentions from voting on this proposal will not be treated as votes cast on this matter, and therefore, will not have any effect on determining the outcome. Brokers may vote their shares on this proposal ONLY if they have voting instructions from the beneficial owners of the shares. As this proposal is considered a “non-routine” matter, broker non-votes will not be treated as votes cast on this matter, and therefore, will not have any effect on determining the outcome. As disclosed later in this proxy statement, this vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors.

Vote, on a non-binding advisory basis, on the frequency of future advisory votes on named executive officer compensation.

Plurality, which means the option of one year, two years, or three years, that receives the highest number of votes cast will be the frequency of the advisory vote on executive compensation that has been selected by the Shareholders. Broker non-votes will have no effect on the determination of the frequency of the advisory vote, which is by plurality of the votes cast in person or by proxy. Brokers may vote their shares on this proposal ONLY so long as they have voting instructions from the beneficial owners of the shares.

Votes at the annual meeting will be tabulated by “Inspectors of Election” appointed by the Company.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Board, comprised of five members, has nominated five persons for election as Directors. Unless otherwise specified, the proxy will be voted in favor of the persons named below to serve until the next annual meeting and until their successors are elected and qualified. Each person named below is now a Director of the Company. In the event any of the nominees are unable to serve as a Director, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur as a result of a nominee being unable to serve.

The names of the nominees and certain other information about the nominees are set forth below:

Nominee	Age	Director Since	Office Held with Company

Neil D. Wilkin, Jr.	61	2001	Chairman of the Board of Directors, President and Chief Executive Officer

Randall H. Frazier	73	1996	Director

John M. Holland	79	1996	Director

John A. Nygren	76	2016	Director

Craig H. Weber	65	2002	Director

Mr. Wilkin is Chairman of the Board of Directors, President and Chief Executive Officer of the Company. He was named Chairman of the Board and Chief Executive Officer in September 2003, in addition to his previously held positions as President and as a member of the Board of Directors. Mr. Wilkin first became a Director and was named Chief Financial Officer and Senior Vice President of the Company in September 2001. In December 2001, Mr. Wilkin became Acting-President in addition to his role as Chief Financial Officer, and on April 11, 2002 he was named President by the Board of Directors. Prior to joining the Company, Mr. Wilkin served as Chief Financial Officer of a nationally licensed, internet-based real estate brokerage company. Prior to that, Mr. Wilkin practiced law concentrating on mergers and acquisitions, corporate finance, and general corporate matters. He worked at two law firms: McGuireWoods LLP in Richmond, Virginia and Kirkland & Ellis in Washington, D.C. Mr. Wilkin practiced with Coopers & Lybrand (a predecessor to PricewaterhouseCoopers) as a CPA before returning to graduate business school and law school. Mr. Wilkin serves on the board of directors and as chair of the finance committee of Carilion Clinic, a not-for-profit health care organization based in Roanoke, Virginia. Mr. Wilkin earned his MBA from the Darden School at the University of Virginia, is a graduate of the University of Virginia School of Law, and received his undergraduate degree from the McIntire School of Commerce at the University of Virginia.

In determining nominations to the Board of Directors, the Nominating Committee considered Mr. Wilkin’s experience leading the Company since December 2001, his industry specific knowledge and experience, and his business, entrepreneurial, financial and legal background, as well as his experience with public reporting companies, as essential and important qualities beneficial to the Board.

Mr. Frazier was elected a Director of the Company in 1996. Mr. Frazier is currently President of River Acceptance, LLC. The primary business of River Acceptance, LLC is to provide leading edge recycling solutions for used and obsolete electronic devices. Mr. Frazier has been self-employed in various chemical and engineering businesses over many years and was previously a senior chemist with E. I. du Pont de Nemours and Company (“DuPont”). Mr. Frazier earned a bachelor’s degree in chemistry from Virginia Military Institute.

In determining nominations to the Board of Directors, the Nominating Committee considered Mr. Frazier’s experience serving the Company’s Board since April 1996 and his broad business and entrepreneurial background, as well as his manufacturing experience, as essential and important qualities beneficial to the Board.

Mr. Holland was elected a Director of the Company in 1996. Mr. Holland is a Principal and Founder of Holland Technical Services, a software and automation consulting firm specializing in the manufacturing industry that he founded in 2002. Mr. Holland is also the President of the Equine Welfare Alliance, a non-profit umbrella organization with approximately 300 member organizations. Mr. Holland was President of Cybermotion, Inc., a company he co-founded in 1984. Mr. Holland’s previous experience includes being employed by the Electro-Optics Product Division of ITT where he was responsible for the design of the earliest fiber optic systems and the development of automated manufacturing systems for optical fiber. Mr. Holland holds numerous patents in fiber optics and robotics and is the author of three books including Designing Autonomous Mobile Robots – Inside the Mind of an Intelligent Machine.

In determining nominations to the Board of Directors, the Nominating Committee considered Mr. Holland’s experience serving the Company’s Board since April 1996, his fiber optic systems background and his expertise with automated manufacturing systems like those used by the Company, as essential and important qualities beneficial to the Board.

Mr. Nygren was President and CEO of ChemTreat, Inc. from 2000 until his retirement in 2010, first becoming President in 1990. During Mr. Nygren’s leadership and tenure, ChemTreat grew dramatically, culminating with the sale of ChemTreat to Danaher Corporation in 2007 for $436 million. Mr. Nygren joined ChemTreat in 1976 as Manager of Technical Services and was the chief architect of ChemTreat’s core technologies. Mr. Nygren served as Technical Director and Vice President of Technology, prior to being named ChemTreat’s President in 1990. Prior to joining ChemTreat, Mr. Nygren served as Technical Service Manager at Hercules Inc. from 1973 to 1976, and Research and Development Group Leader at Drew Chemical Corporation from 1971 to 1973. He is author of numerous papers in the water treatment discipline and holder of several patents. He served on the external advisory board for the School of Chemical Engineering and Life Sciences at Virginia Commonwealth University. His professional affiliations include the American Institute of Chemical Engineers and the National Association of Corrosion Engineers. Mr. Nygren earned his bachelor of science degree in chemical engineering from Cornell University.

In determining nominations to the Board of Directors, the Nominating Committee considered Mr. Nygren’s experience serving the Company’s Board since March 2016, his business, sales, manufacturing and technical experience and background, as well as his leadership in growing a middle-market manufacturing company, as essential and important qualities beneficial to the Board.

Mr. Weber was elected a Director of the Company in 2002. From January 2014 until his retirement in September 2019, Mr. Weber was Chief Executive Officer and President of Home Care Delivered, Inc., a medical supply company serving patients cared for at home throughout the United States. Mr. Weber served on the Board of Directors of Home Care Delivered, Inc. from April 2012 to April 2021 and was Chairman of its Audit, Compensation and Independent Committees from 2012 to December 2013, and Chief Financial Officer and Executive VP/Corporate Development from 2008 to 2010. Mr. Weber’s previous business experience includes Chief Executive Officer of a business and technology consulting company, President of a document imaging technology company, Chief Operating Officer of a nationally licensed real estate brokerage company, and VP-Business Development and chief legal, human resources and administrative officer for a national distributor of pharmaceuticals and other products. Earlier in his career, Mr. Weber practiced corporate law for 12 years as a partner at McGuireWoods and as an associate at Sullivan & Cromwell where he specialized in corporate finance, mergers & acquisitions, banking and general corporate matters. Mr. Weber earned his MBA from the College of William and Mary, his law degree from the University of Virginia, and his undergraduate degree from Cornell University.

In determining nominations to the Board of Directors, the Nominating Committee considered Mr. Weber’s experience serving the Company’s Board since February 2002, and his business, entrepreneurial, financial and legal background, as well as his experience with public reporting companies, as essential and important qualities beneficial to the Board.

Code of Ethics

The Company has a Code of Business Conduct and Ethics that applies to each of the Company’s Directors, officers and employees. A copy of the Code of Business Conduct and Ethics can be found on the Company’s website at www.occfiber.com/investor-relations/ under “Corporate Governance”. The Code of Business Conduct and Ethics sets forth the Company’s policies and expectations on a number of topics, including: Compliance with Laws, Rules and Regulations; Conflicts of Interest; Insider Trading; Corporate Opportunities; Competition and Fair Dealing; Discrimination and Harassment; Social Responsibility and Human Rights; Health and Safety; Record-Keeping; Confidentiality; Protection and Proper Use of Company Assets; Prohibition Against Payments to Government Personnel; Waivers of the Code of Business Conduct and Ethics; Amendments; Reporting any Illegal or Unethical Behavior; and Compliance Procedures.

The Board of Directors of the Company reviews the Code of Business Conduct and Ethics on an as needed basis, and changes or amends the Code of Business Conduct and Ethics as appropriate.

The Company has a Code of Ethics for Chief Executive Officer and Senior Financial Officers which applies to the President and Chief Executive Officer, the Chief Financial Officer, Vice President of Finance, Corporate Controller, and the Director of Taxation. The Code of Ethics for Chief Executive Officer and Senior Financial Officers, as amended, can be found on the Company’s website at www.occfiber.com/investor-relations/ under “Corporate Governance”. Under the Code of Ethics for Chief Executive Officer and Senior Financial Officers, the Chief Executive Officer and senior financial officers have agreed to abide by principles governing their professional and ethical conduct.

The Board of Directors of the Company reviews the Code of Ethics for Chief Executive Officer and Senior Financial Officers on an as needed basis, and changes or amends the Code of Ethics for Chief Executive Officer and Senior Financial Officers as appropriate.

Equity Ownership and Retention Policy for Non-employee Directors

The Company has an Equity Ownership and Retention Policy for Non-Employee Directors. The policy is applicable to all non-employee members of the Company’s Board. This policy requires each non-employee member of the Board to accumulate over a set period and retain a minimum value of the Company’s Common Shares and also to retain minimum percentages of the Company’s Common Shares awarded to them under any equity compensation plan of the Company. The intention of this policy is to ensure non-employee members of the Board have wealth at risk in the Company’s Common Shares, further aligning the interests of the Board with those of the shareholders. A copy of the Equity Ownership and Retention Policy for Non-Employee Directors can be found on the Company’s website at www.occfiber.com/investor-relations/ under “Corporate Governance”.

Meetings of the Board of Directors and Committees

The Board of Directors held a total of six meetings during the Company’s fiscal year ended October 31, 2024. Each Director attended in person or telephonically at least 75% of the meetings held by the Board of Directors and all committees thereof on which each Director served or, in the event that membership was for a partial year, at least 75% of the meetings occurring during the period of membership. It is the policy of the Company that every Director attend annual meetings of shareholders. All of the Directors of the Company attended the last annual meeting of shareholders.

The Board of Directors has determined that each of Messrs. Frazier, Holland, Nygren and Weber qualify as independent directors. The Board considers the listing standards and rules of the Nasdaq Stock Market, Inc. (“Nasdaq”) and the U.S. Securities and Exchange Commission (“SEC”) in determining Board of Director independence.

Shareholders may send communications to the Board of Directors by mailing such communications addressed to Board of Directors (or addressed to a specific individual director), c/o Optical Cable Corporation, 5290 Concourse Drive, Roanoke, Virginia 24019.

The Board of Directors has established three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee.

The Audit Committee is comprised of Messrs. Frazier, Nygren and Weber. Messrs. Frazier, Nygren and Weber are all considered independent for purposes of service on the Board of Directors and the Audit Committee. The Company considers the corporate governance guidelines of Nasdaq and the SEC when determining independence. Each of Messrs. Frazier, Nygren and Weber are financially sophisticated. Mr. Weber qualifies as an Audit Committee Financial Expert, as such term is defined under Item 407(d) of Regulation S-K, and has been designated the Audit Committee Financial Expert. He is also the Audit Committee Chairman. The Audit Committee met four times during the fiscal year.

The Audit Committee operates under a written charter adopted by the Board of Directors, amended and restated effective September 9, 2021, which can be found on the Company’s website at www.occfiber.com/investor-relations/ under “Corporate Governance”. The charter provides the Audit Committee with governance authority over the Company’s financial statements and over compliance with legal and regulatory requirements pertaining to financial statements, accounting and financial reporting processes and external audits. The Audit Committee selects the independent registered public accounting firm of the Company; pre-approves the audit and permitted non-audit services provided by the Company’s independent registered public accounting firm; discusses and reviews the scope and the fees of the prospective annual audit; reviews the audit plan and the results of the annual audit with the Company’s independent registered public accounting firm; reviews compliance with existing major financial policies of the Company; reviews the adequacy of the financial organization of the Company; reviews management’s procedures and policies relative to the adequacy of the Company’s internal control over financial reporting, and compliance with federal and state laws relating to accounting practices; and is notified of material proposed transactions, if any, with related parties. The Audit Committee meets no less frequently than quarterly.

The Compensation Committee is comprised of Messrs. Frazier, Nygren and Weber. All of the members of the Compensation Committee are considered independent under the Board independence standard, which is the same standard for Compensation Committee independence. The Company adheres to the corporate governance guidelines of Nasdaq and the SEC when determining independence. The Compensation Committee met three times during the fiscal year. The Compensation Committee and Board of Directors, as appropriate, administer the Optical Cable Corporation 2017 Stock Incentive Plan (the “2017 Plan”) as amended together with other predecessor and successor plans (collectively, the “stock incentive plans”). Since December 2001, the Compensation Committee has consisted of only non-employee Directors. Mr. Weber is the Compensation Committee Chairman.

The Compensation Committee operates under a written charter adopted by the Board of Directors which can be found on the Company’s website at www.occfiber.com/investor-relations/ under “Corporate Governance”. The Compensation Committee: reviews and approves all compensation for the President and Chief Executive Officer (the “CEO”) and the Senior Vice President and Chief Financial Officer (the “CFO”) on an annual basis; establishes the individual goals for the CEO and CFO to be used for determining incentive compensation for the CEO and CFO on an annual basis; reviews and approves all compensation for other executive officers of the Company (if any) on an annual basis; reviews recommendations made by the CEO with respect to compensation for other senior officers (other than the CEO and other executive officers) on an annual basis; reviews and approves the CEO’s employment agreement, the CFO’s employment agreement, and employment agreements for other executive officers; reviews recommendations made by the CEO with respect to, and approves and administers, the criteria used for determining annual management incentive bonus compensation, if any, for senior officers of the Company (other than the CEO, the CFO, and other executive officers); administers the Company’s stock incentive plans on behalf of the Board of Directors, including the approval of equity grants made pursuant to such plans; carries out related responsibilities required by the rules of Nasdaq and the SEC, as applicable, including reviewing the description of the Committee’s processes and procedures for the consideration and determination of executive compensation to be included in the Company’s annual proxy statement or annual report on Form 10-K filed with the SEC; oversees, in consultation with management, compliance with tax, accounting and regulatory requirements with respect to the Company’s overall executive compensation program; makes recommendations to the Board regarding matters related to any shareholder advisory vote on executive compensation (say-on-pay); retains or obtains the advice of one or more compensation consultants, legal counsel or other advisors; and assesses and determines the independence of compensation consultants, legal counsel and other advisors.

The Nominating and Corporate Governance Committee is comprised of Messrs. Frazier, Holland and Nygren. All of the members of the Nominating and Corporate Governance Committee are considered independent under the Board independence standard, which is the same standard for Nominating and Corporate Governance Committee independence. The Company adheres to the corporate governance guidelines of Nasdaq and the SEC when determining independence. The Nominating and Corporate Governance Committee met one time during the fiscal year. Mr. Frazier is the Nominating and Corporate Governance Committee Chairman.

The Nominating and Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which can be found on the Company’s website at www.occfiber.com/investor-relations/ under “Corporate Governance”. The Nominating and Corporate Governance Committee: reviews the qualifications of candidates to serve on the Board of Directors and for each election of Directors recommends nominees for consideration by the full Board of Directors; reviews and makes recommendations to the Board of Directors on matters of Director independence and corporate governance of the Board; and has such other duties as may be requested by the Board or the Chairman of the Board of Directors.

Board Leadership Structure and Lead Director

Our Board leadership structure is composed of a combined Chairman of the Board of Directors and Chief Executive Officer, an independent Audit Committee Chairman, an independent Compensation Committee Chairman, and an independent Nominating and Corporate Governance Chairman.

Mr. Wilkin is Chairman of the Board of Directors, President and Chief Executive Officer of the Company. He was named Chairman of the Board and Chief Executive Officer in September 2003, in addition to his previously held positions as President and a member of the Board of Directors.

After careful consideration, our Board of Directors has determined that at this time it is appropriate for the Chairman and the CEO to be the same individual. The Board of Directors has also determined, for the reasons set forth herein, that a lead independent director is not necessary and has not appointed one at this time. In making these determinations, the Board of Directors considered the relative size of the Company, the size of the Board of Directors and the fact that all remaining members of the Board of Directors are independent Directors. The Board believes that having a combined role, considering the Company’s size, enhances the ability to provide insight and direction on important strategic initiatives to both management and the Board, and to ensure that they act with a common purpose. The Company also believes that its overall corporate governance policies and practices adequately address any governance concerns raised by the dual CEO and Chairman role. Separating the roles would potentially result in less effective management and governance processes through undesirable duplication of work and, in worst case, lead to a blurring of the clear lines of responsibility.

The Board of Director’s Role in Risk Oversight

Our Board of Directors has primary responsibility for overall risk oversight. The Board and the Company’s management each have distinct roles in the identification, assessment, oversight and management of potential risks that could affect the Company’s ability to achieve its strategic and financial objectives. Our corporate governance policies provide that the Board shall assess major risk factors relating to the Company and its performance, and review measures to mitigate and address such risks. To facilitate effective oversight, the various committees of the Board meet periodically and report to the full Board regarding potential risks to the Company, as well as the Company’s strategy for managing those risks to an appropriate level. However, while each of the committees contributes to the risk management oversight function by assisting the Board in the manner described, the Board itself remains responsible for the oversight of the Company’s overall risk management program. We believe that this structure ensures that our Board is fully aware of, and appropriately oversees, the Company’s significant risks.

Management provides updates as deemed appropriate to the Board regarding cybersecurity and other related information technology matters. These updates include, but are not limited to, key information technology personnel changes, backup protocols, cybersecurity matters and insurance coverage for cyber incidents.

The Board believes that its current leadership structure best facilitates its oversight of risk by combining independent leadership, through independent Board committees, and majority independent Board composition, with an experienced Chairman and Chief Executive Officer who has intimate knowledge of our business, history, and the complex challenges we face. The Chairman and Chief Executive Officer’s in-depth understanding of these matters and involvement in the day-to-day management of the Company uniquely positions him to promptly identify and raise key business risks to the Board, call special meetings of the Board when necessary to address critical issues, and focus the Board’s attention on areas of concern. The independent committee chairs and other Directors also are experienced professionals or executives who can and regularly do raise issues for Board consideration and review, and are not hesitant to challenge management. The Board believes there is a well-functioning and effective balance between the independent Board members and the Chairman and Chief Executive Officer, which enhances risk oversight.

The Board of Directors exercises its oversight responsibility for risk both directly and through its three standing committees. Throughout the year, the Board and each committee spend a portion of their time reviewing and discussing specific risk topics. The full Board is kept informed of each committee’s risk oversight and related activities through regular oral reports from the committee chairs or committee meeting minutes available for review by all Directors. Strategic, operational and competitive risks also are presented and discussed at the Board’s quarterly meetings, and more often as needed. Periodically, the Board conducts a review of our long-term strategic plans and other members of senior management report on our top risks and the steps management has taken or will take to mitigate these risks. In addition, legal counsel updates the Board on material legal and regulatory matters as requested by the Board. On a regular basis between Board meetings, our Chairman and Chief Executive Officer reports to the Board on the critical issues faced and recent developments as deemed necessary. These reports may include a discussion of business risks and/or a discussion regarding enterprise risk.

The Audit Committee meets regularly with our Chief Executive Officer, Chief Financial Officer, independent registered public accounting firm and legal counsel to discuss our major financial risk exposures, financial reporting, internal controls, credit and liquidity risk and compliance risk. The Audit Committee meets regularly in separate executive session with the independent registered public accounting firm, as well as with committee members only, to facilitate a full and candid discussion of risk and other governance issues.

The Compensation Committee is responsible for overseeing human capital and compensation risks, including evaluating and assessing risks arising from our compensation policies and practices for employees and ensuring executive compensation is aligned with performance. The Compensation Committee also is charged with monitoring our incentive and equity-based compensation plans.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF THE DIRECTORS NAMED ON THE PROXY.

PROPOSAL NO. 2
APPROVAL OF THE SECOND AMENDMENT TO THE OPTICAL CABLE CORPORATION 2017 STOCK INCENTIVE PLAN, AS AMENDED, TO AUTHORIZE AN ADDITIONAL 350,000 NEW COMMON SHARES OF THE COMPANY FOR ISSUANCE UNDER THE 2017 STOCK INCENTIVE PLAN, WITH NO OTHER MODIFICATIONS TO THE TERMS OF THE 2017 PLAN

The Company is seeking approval of the Second Amendment (“Second Amendment”) to the Optical Cable Corporation 2017 Stock Incentive Plan, as amended (the “2017 Plan” or the “2017 Stock Incentive Plan”), to authorize an additional 350,000 new Common Shares of the Company for issuance under the 2017 Plan.

As of February 1, 2025, there are remaining 50,904 Common Shares available for issuance under the 2017 Plan. If approved, the Second Amendment will become effective on March 25, 2025 immediately following the annual meeting of shareholders.

The complete text of the Second Amendment is attached hereto as Appendix A.

If the Second Amendment is approved by the shareholders, this will be the first time new Common Shares have been authorized for issuance under the stock incentive plan of the Company since March 29, 2022.

Incentive Compensation as a Key Component of Overall Compensation

The 2017 Plan is a key component of our incentive compensation program for our named executive officers and other key employees. The Company has had a stock incentive plan in place for such purposes continually since 1996, each approved by the shareholders.

The 2017 Plan has 50,904 Common Shares remaining for issuance as of February 1, 2025. The last time the Company authorized additional new Common Shares of the Company for issuance under the 2017 Plan was three years ago on March 29, 2022, after approval by the shareholders at the annual meeting of shareholders.

The 2017 Plan is designed to benefit the Company and its shareholders by aligning the long-term interests of executive officers and other key employees, non-employee Directors, and other service providers with the interests of our shareholders, and to enable the Company to attract, motivate and retain the best available individuals for service to the Company.

The key features of the Company’s equity compensation program are as follows:

●	Restricted Stock Awards are the primary element of long-term compensation for our named executive officers and other key employees.
●	Typically, restricted stock awards granted to named executive officers and other key employees will vest and be earned if pre-established performance goals have been met.
●	The use of performance goals as vesting criteria focuses management’s efforts on long- and short-term performance, and fully aligns management and shareholder interests.
●

The use of performance-based vesting restricted stock awards as part of management’s total compensation serves as a competitive recruiting and retention incentive for management, and causes management to have personal wealth at risk based on the long-term success of the Company, which further aligns management and shareholder interests.

●	While not currently anticipated, we could grant other types of stock incentive awards to our named executive officers to achieve specific incentive objectives as described in the 2017 Plan.
●

While the Compensation Committee considers awarding restricted stock awards to executive officers and other key employees each fiscal year, the last two times such restricted stock awards have been granted were during 2021 and 2024 (except in the case of a new hire).

●

We historically have awarded shares of Company Common Stock each year to our non-employee Directors (“Directors”) to ensure that their interests are closely aligned with those of our shareholders. These equity awards represent a significant portion of non-employee Directors’ annual compensation.

Requested Shares Authorization and Historical Practices

●

The Second Amendment will authorize for issuance under the 2017 Stock Incentive Plan 350,000 new Common Shares. As of February 1, 2025, there are 50,904 Common Shares that remain unissued under the 2017 Plan. The maximum award authorized for any employee or consultant in any fiscal year is 250,000 Common Shares.

●

Based on historic grant practices, the Company estimates that this request should be sufficient to cover awards for any employee awards considered for 2025 and/or 2026 and our expected non-employee Director awards for 2025 and/or 2026.

●

Even with the Company’s equity awards since October 31, 2001 (net of restricted share forfeitures and shares withheld for the payment of taxes), the Company’s total issued and outstanding Common Shares have only increased approximately 17.0% over the last 23 years (or an average of 0.7% per year)--from 7,048,999 shares (split adjusted) as of October 31, 2001 to 8,220,344 shares as of October 31, 2024, with Common Shares purchased and retired during the same period partially offsetting any dilution caused by the Company’s equity awards.

For burn rate calculation purposes, a summary of the Company’s stock incentive awards made over the last three fiscal years follows:

	Fiscal Year
	2024	2023	2022
		(in shares)
Awards to non-employee Directors (1)	39,960	28,560	27,364
Awards to employees (all vesting based on performance critera) (2)	329,850	―	17,500
	369,810	28,560	44,864

(1)	Common Shares granted to non-employee Directors that fully vest one year after grant.

(2)	Common Shares granted to 25 employees in 2024 and 1 employee in 2022 that vest based on the Company meeting specified long-term performance criteria over approximately five years.

Key Features of the 2017 Stock Incentive Plan

Except for increasing the number of Common Shares available for use, the 2017 Stock Incentive Plan will remain unchanged if the Second Amendment is approved by the shareholders at the annual meeting of shareholders.

Important aspects of the 2017 Plan include:

●	The 2017 Plan requires a minimum one-year vesting period for awards to participants—including, employees, non-employee directors, and consultants.
●

Historically and generally, the designated performance periods for awards to employees have been four or more years, and the time vesting awards to employees have not been used since fiscal year 2015. Generally, time vesting awards to non-employee directors under the 2017 Plan vest at the end of one year from the date of grant. Generally, time vesting awards to consultants vest over five or more years.

●

Shares that vest based on the achievement of certain performance goals require the achievement of pre-established objectives under the 2017 Plan. Attainment of a specified level of gross profit growth rate is the performance goal for currently outstanding restricted stock awards.

●

The minimum-vesting restrictions do not apply with respect to a maximum of 5% of the Common Shares authorized to be issued under the 2017 Plan, including any Awards granted as an inducement to join the Company as a new employee to replace forfeited awards from a former employer.

●	The 2017 Plan provides for administration by the Compensation Committee which is comprised of independent Directors.
●	With the limited exception of shares withheld by the Company to cover tax withholding obligations, the 2017 Plan does not allow for “liberal” share recycling.

●	The 2017 Plan specifically prohibits repricing of stock options or stock appreciation rights (except as approved in advance by shareholders).
●

The 2017 Plan specifically prohibits the “reloading” of stock options or stock appreciation rights, or extending the term of such awards beyond the maximum period specified in the 2017 Plan or the grant agreement for the award.

●	The 2017 Plan does not contain a “liberal” change of control definition (e.g., mergers and other covered transactions require consummation).
●	The 2017 Plan prohibits the payment of dividends on restricted shares until such time that the restrictions have lapsed.
●	If not sooner terminated, the 2017 Plan automatically terminates on February 26, 2027, with no new awards permitted after the termination of the 2017 Plan.

Optical Cable Corporation 2017 Stock Incentive Plan, as Amended

The Optical Cable Corporation 2017 Stock Incentive Plan was adopted by the Company’s Board of Directors on February 27, 2017, approved by the Company’s shareholders at the annual meeting of shareholders held on March 28, 2017 (the “original 2017 Plan”), and effective immediately after the original 2017 Plan was approved by shareholders. At the time the original 2017 Plan was first approved in March 2017, it authorized 500,000 new shares of Common Shares for issuance under the original 2017 Plan, in addition to the remaining 36,903 Common Shares available under the Optical Cable Corporation Second Amended and Restated 2011 Stock Incentive Plan (the “2011 Plan”), and future forfeited Common Shares previously approved under the 2011 Plan. The original 2017 Plan replaced the 2011 Plan on March 28, 2017.

On March 29, 2022, the shareholders approved at the annual meeting of shareholders a First Amendment to the original 2017 Plan (the “First Amendment”) to authorize an additional 350,000 new Common Shares be authorized for issuance under the original 2017 Plan (as so amended by the First Amendment, the “2017 Plan” or the “2017 Stock Incentive Plan”).

The complete text of the original 2017 Plan, is included as Appendix A to the Company’s 2017 definitive Proxy Statement on Form 14A for the annual meeting of shareholders on March 28, 2017. The 2017 Plan is also incorporated by reference as exhibit 10.4 in the Company’s annual report on Form 10-K for fiscal year ended October 31, 2021. See http://www.sec.gov/Archives/edgar/data/1000230/000143774917004362/occ20170223_def14a.htm

The complete text of the First Amendment to the original 2017 Plan, is included as exhibit 10.16 to the Company’s quarterly report on Form 10-Q for quarterly period ended July 31, 2022. See https://www.sec.gov/Archives/edgar/data/1000230/000143774922022175/occ20220731_10q.htm

The summaries included herein are not intended to be a complete description of the 2017 Stock Incentive Plan and is qualified in its entirety by the actual text of the 2017 Plan located in the Company’s filings with the SEC as noted above.

Summary of the 2017 Stock Incentive Plan

The purpose of the 2017 Stock Incentive Plan is intended to secure for the Company, subsidiaries and its shareholders, the benefits arising from ownership of the Company’s Common Shares by the employees and other service providers of the Company and its subsidiaries who are and will be responsible for the Company’s future growth. The Company intends to use Common Shares available in the 2017 Plan to provide the Company’s service providers, including employees, non-employee Directors, and consultants with long-term incentives to align the long-term interest of employees, non-employee Directors, and consultants with those of shareholders, and to enable the Company to attract, motivate, and retain the best available individuals for service to the Company.

Over the course of the last three fiscal years, the Company has issued an average annual total of 147,745 Common Shares per year which is approximately 1.9% of the Company’s weighted average outstanding Common Shares.

We believe that the Company’s equity usage is consistent with the broader market as well as with our competitors’ executive compensation programs. In addition, we believe that the number of shares available for future grants, as a percentage of total shares outstanding, is low as compared to the broader market and our competitors, thus demonstrating a clear need for us to authorize for issuance an additional 350,000 new shares to make equity compensation awards in the future under the 2017 Stock Incentive Plan.

Similar to other companies in our industry, we believe equity compensation is integral to providing a competitive total compensation package necessary to recruit, retain and reward key employees. Equity awards are an essential component of our executive and Director compensation programs, which enable us to attract and retain key talent and to incent that talent to deliver shareholder value. Therefore, it is important that we be able to have the ability to provide long-term incentive awards as a component of the Company’s compensation program. The Company will continue to maintain an appropriate balance between meeting employee hiring, retention, and compensation goals and avoiding excessive shareholder dilution.

It is essential to provide a long-term link between compensation and shareholder value creation and rely on equity compensation as one of the most efficient and effective means to create such a relationship. The Company’s equity incentive program is designed to align the interests of the Company’s executive officers and other key employees with those of shareholders, motivate the executive officers to achieve key financial goals, and reward performance over a multi-year period. The Company has historically utilized restricted share grants to create this link between pay and performance.

If shareholders do not approve the reservation of 350,000 Common Shares under the Plan, our ability to create long-term incentives for key employees and attract and retain new talent for the Company will be diminished.

The remaining material terms and provisions of the 2017 Stock Incentive Plan are summarized below.

Background

The 2017 Plan is integral to the Company’s compensation strategy and programs. The Board believes that the 2017 Plan will help the Company recruit, motivate and retain the caliber of employees, Directors and consultants essential to the Company’s success, and will further align the interests of those persons with the interests of the Company’s shareholders.

The 2017 Plan permits grants of shares of restricted stock, restricted stock units, options, stock appreciation rights, performance grants and stock awards.

Awards and grants under the 2017 Plan are referred to as “Incentive Awards”. Incentive Awards may be made to any employee, Director or consultant employed by or providing bona fide services to the Company, its parent or its subsidiaries. Those persons who receive Incentive Awards under the 2017 Plan are referred to as “Participants.”

The 2017 Plan has been effective since March 28, 2017. The 2017 Plan automatically terminates at the close of business on February 26, 2027.

Eligibility

All present and future employees, non-employee Directors and consultants of the Company and its subsidiaries are eligible to receive Incentive Awards under the 2017 Plan if the Compensation Committee determines that they have contributed, or can be expected to contribute, significantly to the Company or any of its subsidiaries. The Compensation Committee has the power and complete discretion to select eligible employees and other eligible service providers to receive Incentive Awards and to determine the type of award and its terms and conditions. As of February 1, 2025, the Company estimates that there are less than 500 employees and other service providers (including two executive officers and all non-employee Directors) who may be eligible for Incentive Awards under the 2017 Plan.

Administration

The 2017 Plan is administered by the Compensation Committee. The Compensation Committee has full authority, subject to the provisions of the 2017 Plan to, among other things, determine the Participants to whom Incentive Awards will be granted, the type of Incentive Awards to be granted, the number of shares to be made subject to Incentive Awards, the exercise price and other terms and conditions of the Incentive Awards and to interpret the 2017 Plan. The Compensation Committee may prescribe, amend and rescind the rules and regulations relating to the 2017 Plan, and may delegate certain administrative powers to officers of the Company.

The 2017 Plan is intended to comply with the provisions of SEC Rule 16b-3, which permits Incentive Awards granted under the plan to be exempt from the short-swing profit liability rules under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”). In addition, the 2017 Plan is designed to allow Incentive Awards to comply with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code” or the “Internal Revenue Code”) regarding deferred compensation arrangements, to the extent applicable.

Common Shares Available for Incentive Awards

If this Proposal No. 2 is approved, the number of Common Shares available for issuance under the 2017 Plan, will be (i) 350,000 Common Shares plus (ii) the total number of shares remaining available for issuance under the 2017 Plan.

As of February 1, 2025:

●	50,904 shares remained available for issuance under the 2017 Plan;
●	There were 405,297 restricted shares of the Company, previously granted under the 2017 Plan that are issued and outstanding, but which have not yet vested and are subject to forfeiture; and
●	There were no options, warrants, stock appreciation rights or other stock incentive awards outstanding.

The number of shares available for issuance under the 2017 Plan will be subject to adjustment upon the occurrence of any stock dividend or other distribution, stock split, merger, consolidation, combination, share repurchase or exchange or other similar corporate transaction or event. In addition, no more than 250,000 Common Shares may be allocated to the Incentive Awards that are granted during any single taxable year of the Company to any Participant. The aggregate maximum cash amount payable under the 2017 Plan in any single taxable year of the Company to any Participant cannot exceed $2,000,000. The aggregate maximum number of Common Shares that may be allocated to grants of Incentive Awards to all non-employee Directors as a group during any single calendar year shall be 125,000 shares.

In the event that Proposal No. 2 is approved, the number of shares authorized and available for issuance under the 2017 Plan will be 400,904 shares, which includes the 50,904 shares still available for issuance under the 2017 Plan and previously authorized for reservation by the Company’s shareholders on March 28, 2017 and March 29, 2022.

Common Shares covered by an Incentive Award granted under the 2017 Plan will not be counted as used under the 2017 Plan unless and until they are actually issued and delivered to a Participant. Shares withheld by the Company from any type of Incentive Award, other than an option or stock appreciation right, to pay taxes with respect to such award may be used for new Incentive Awards or to increase the total number of shares authorized under the 2017 Plan. None of the following shares may be added back to the number of shares authorized for issuance under the 2017 Plan or otherwise applied to any Incentive Award under the 2017 Plan: (i) shares issued upon the exercise, vesting or distribution under an Incentive Award, (ii) shares tendered by the Participant or withheld by the Company in payment of the purchase price of an option, (iii) shares subject to a stock appreciation right that are not issued in connection with its stock settlement when exercised, and (iv) shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of options.

The number of shares issued under the 2017 Plan will be proportionately adjusted in the event of a recapitalization event like a stock dividend, stock split or other similar event affecting the Company’s Common Shares. The 2017 Plan prohibits repricing of stock options or stock appreciation rights without shareholder approval, except in connection with a recapitalization event. A repricing generally includes any change to reduce the exercise price of outstanding options or stock appreciation rights, the cancellation of outstanding options or stock appreciation rights in exchange for cash or other incentive awards (except for an exchange in connection with a corporate event involving the Company) or any other action that is treated as a repricing under generally accepted accounting principles.

The Company’s Common Shares are traded on the NASDAQ Global Market. The last reported sales price of the Company’s Common Shares on February 14, 2025 was $4.43 per share.

Types of Incentive Awards That May Be Granted Under the 2017 Plan

The following types of Incentive Awards may be granted under the 2017 Stock Incentive Plan:

Stock Options and Stock Appreciation Rights. The Compensation Committee may grant options to eligible employees and other service providers, and establish the terms and conditions for exercising an option. Stock appreciation rights may be granted on all or any part of an option, and also are subject to terms and conditions set by the Compensation Committee. Stock appreciation rights also may be granted separately from an option. No dividend equivalents may be paid with respect to options or stock appreciation rights.

The exercise price of an option will be at least 100% of the fair market value of Company Common Shares on the date that the option is granted. No option may be exercised more than 10 years after the date on which it was granted, or after such shorter period as may be required by the Internal Revenue Code. The options may be either incentive stock options or nonstatutory options. Incentive stock options are options which satisfy Section 422 of the Code and the regulations thereunder. Nonstatutory options do not satisfy Section 422 of the Code. For purposes of the 2017 Plan, fair market value means the closing sales price of a Common Share (as reported by the exchange on which the Company’s shares are listed or other manner permitted by the 2017 Plan) as of the date of grant or such other date for which the value of Company Common Shares must be determined.

Payment for shares purchased upon exercise of an option must be made in full in cash, or if permitted by the Compensation Committee, by delivery of shares owned by the Participant having a fair market value on the date of transfer equal to the exercise price, or in such other manner as may be authorized by the Compensation Committee.

A stock appreciation right entitles the Participant to receive an amount equal to (i) the fair market value on the date of exercise of Company Common Shares covered by the surrendered stock appreciation right the excess of (ii) the fair market value of Company Common Shares on the date the stock appreciation right was granted. The award may be paid in Company Common Shares or cash, or both.

Restricted Stock and Stock Awards. The Compensation Committee may grant restricted stock under the 2017 Plan, which will be Company Common Shares subject to certain terms and conditions. The Participant will not be able to sell or transfer the restricted stock until the restrictions stated in the award agreement have been met, which may include the achievement of performance goals (as described below under the heading Performance Grants). The restricted stock will be forfeited if the restrictions are not met. The minimum vesting period for any Incentive Award under the 2017 Plan shall be one (1) year from the date of grant of the Incentive Award. However, the minimum-vesting restrictions do not apply with respect to a maximum of 5% of the Common Shares authorized to be issued under the 2017 Plan, including any Awards granted as an inducement to join the Company as a new employee to replace forfeited awards from a former employer. Unless the grant agreement provides otherwise, any stock dividends or other distributions with respect to any outstanding shares of restricted stock shall be issued subject to the same vesting conditions and transferability restrictions as the underlying shares of restricted stock, and any dividends or distributions of any kind shall be subject to the same vesting restrictions (and, to the extent applicable, transferability restrictions) as the underlying shares of restricted stock and a Participant shall have no rights to such dividends until those restrictions have lapsed or been removed.

Stock awards may be granted to non-employee Directors or consultants. Stock awards are subject to the minimum one year vesting requirements as provided in the 2017 Plan. Unless otherwise determined by the Compensation Committee, shares subject to a stock award will be issued as soon as practicable following the date granted and the holder of the shares shall have all rights of a shareholder of the Company. Subject to any minimum vesting requirements, stock awards granted to non-employee Directors (“Director Stock Awards”) may not be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of until the passage of six (6) months beginning on the date of grant unless otherwise determined by the Compensation Committee. However, the Compensation Committee may establish as to each non-employee Director Stock Award the terms and conditions upon which such restriction (or any other restrictions) shall lapse. The terms and conditions may include, without limitation, lapsing of such restrictions as a result of the disability, death or retirement of the Participant or the occurrence of a change of control. The Compensation Committee may at any time waive or remove any restrictions. The Participant (and not the Company) will be responsible for any tax liability that may arise as a result of a Director Stock Award.

Restricted Stock Unit Awards. The Compensation Committee may grant restricted stock units, which will be the right to receive Company Common Shares or cash subject to certain terms and conditions. Unlike grants of restricted stock, no shares are issued at grant. Such restrictions may include the achievement of performance goals (as described below under the heading Performance Grants). Similar to restricted stock, restricted stock units cannot be sold or transferred by a Participant until the applicable restrictions expire or have been met. Upon the lapse of restrictions, a restricted stock unit entitles a Participant to receive Common Shares or cash equal to the fair market value of a Common Share on the date the restrictions lapse. The minimum restriction period applicable to any award of restricted stock units to an employee or consultant is one year from the date of grant. The Compensation Committee may provide that a Participant shall be entitled to receive dividend equivalents on outstanding restricted stock units. Dividend equivalents with respect to dividends or other distributions that are paid in Company Common Shares or cash are credited to the Participant as additional restricted stock units subject to the same restrictions. Unless otherwise provided in a grant agreement, dividend equivalents, if any, are credited with respect to an award of restricted stock units as follows: (i) in the case of a stock dividend or other distribution, by crediting the Participant with an additional number of restricted stock units equal to the number of shares of Company Common Shares the Participant would have received in the dividend with respect to his or her restricted stock units had the Restricted Stock Units been outstanding shares of Company Common Shares on the dividend payment date; and (ii) in the case of a cash dividend or other distribution, by crediting the Participant with an additional number of restricted stock units equal to the quotient of (A) the aggregate cash amount the Participant would have received in the dividend with respect to his or her restricted stock units had the restricted stock units been outstanding shares of Company Common Shares on the dividend payment date, divided by (B) the Fair Market Value of a share of Company Common Shares on the dividend payment date, rounded down to the nearest whole share. Any additional restricted stock units issued as dividend equivalents are subject to the same vesting and other terms and conditions as the underlying restricted stock units.

Performance Grants. Performance grants are the right to receive an amount denominated in cash (but payable in cash or common stock), subject to the achievement of pre-established performance goals. Performance goals are based on objective and quantifiable performance criteria. The performance criteria that the Compensation Committee may use in establishing performance goals are total shareholder return, stock price, revenue, gross profit, EBITDA (earnings before interest, taxes, depreciation and amortization), EBIT (earnings before interest and taxes), operating income, pre-tax earnings, net operating profit after taxes, net income, earnings per share, gross margin, operating margin, net margin, operating cash flow, free cash flow, return on assets, return on invested capital, return on equity, or return on some defined set of assets, capital or equity as defined by the Compensation Committee. Performance criteria may be used to measure the performance of the Company on a consolidated basis or any segment, sector, one or more customers, subsidiary, affiliate, division or business unit of the Company. The performance criteria may be applied either individually, alternatively, or in any combination and measured on as reported (GAAP), gross, net or operating basis, on a total or continuing basis, on an annual or cumulatively over a defined period of time basis, and can be measured on an absolute, relative, growth, or per-share basis. The performance criteria may be measured including or excluding extraordinary items such as restructuring charges, casualty losses, insurance recoveries, and other one-time, non-recurring items.

The Compensation Committee sets the threshold, target and maximum amounts payable under the performance grant. The Participant receives the appropriate payments at the end of the performance period if the performance goals (and other terms and conditions of the award) are met. The actual payments under a performance grant can be made in cash, Company Common Shares, or both, as determined by the Compensation Committee. Any payments in Common Shares will be based on the fair market value of Common Shares on the payment date.

Applicable Withholding Taxes

The Company shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy the Company’s obligation to withhold applicable withholding taxes with respect to any exercise, lapse of restriction or other taxable event arising as a result of the 2017 Plan. The obligations of the Company under the 2017 Plan is conditioned on such payment or arrangements and the Company will have, to the extent permitted by law, the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Compensation Committee at the time the Incentive Award is made or thereafter, any such withholding requirement may be satisfied, in whole or in part, by withholding from the Incentive Award shares of Company Common Shares having a fair market value on the date of withholding equal to the amount that the Company determines is necessary to satisfy its withholding obligation. All such elections shall be subject to any restrictions or limitations that the Compensation Committee, in its sole discretion, deems appropriate.

Change of Control

If the Company undergoes a Change of Control and the Company is not the surviving entity and the successor to the Company does not agree in writing prior to the occurrence of the change of control to continue and assume the award following the change of control, or if for any other reason the award would not continue after the change of control, then if the award is an option or stock appreciation right, it will vest fully, any and all restrictions on exercisability shall lapse; and if the award is a non-option award, it will immediately vest fully, and all restrictions shall lapse, and the award shall be paid; except that, that if the award is performance-based, any payment under the award will be computed based on the performance terms of the award and based on actual performance achieved to the date of the change of control. No acceleration of vesting, exercisability and/or payment of an outstanding Incentive Award will occur in connection with a change of control if either the Company is the surviving entity, or the successor to the Company agrees prior to the change of control to assume the award. However, individual awards may provide for acceleration under these circumstances. If an option or stock appreciation right is fully vested but is not exercised or paid prior to the change of control and the Company is not the surviving entity and the successor to the Company does not agree to continue and assume the award following the change of control, or if for any other reason the award would not continue after the change of control, then the Compensation Committee may provide for the settlement in cash of the award. An option or stock appreciation right settled by the Compensation Committee shall automatically terminate. If, in such circumstances, the Compensation Committee does not provide for the cash settlement of an option or stock appreciation right, then upon the change of control such option or stock appreciation right shall terminate; provided that the Participant shall be given reasonable notice of such intended termination and an opportunity to exercise the option or stock appreciation right prior to or upon the change of control.

Termination of the 2017 Plan

The Board may terminate the 2017 Plan at any time. Termination will not adversely affect any Incentive Award outstanding at the time of termination. If not sooner terminated, the 2017 Plan will terminate on February 26, 2027.

Amendment of the 2017 Plan or Incentive Awards

The Board may amend or terminate the 2017 Plan in any manner as it deems advisable. However, if and to the extent required by the Internal Revenue Code or NASDAQ, shareholders must approve amendments that would: (i) increase the number of Common Shares that are authorized and available for issuance under the 2017 Plan; (ii) materially modify the requirements as to eligibility to participate in the 2017 Plan; (iii) materially increase the benefits that Participants may receive under the 2017 Plan, or (iv) expand the types of Incentive Awards provided for under the 2017 Plan. The Board can amend unilaterally the 2017 Plan (subject to the foregoing limitations) and Incentive Awards as it deems appropriate (to the extent set forth in the 2017 Plan) to ensure that the 2017 Plan and Incentive Awards comply with any section of the Code and with SEC Rule 16b-3.

Transferability of Incentive Awards

Participants’ interests in performance grants, restricted stock units and stock appreciation rights are not transferable prior to payment, or exercise of the awards, as the case may be. Restricted stock is not transferable until the restrictions have lapsed or been removed. Nonstatutory stock options are transferable only to the extent provided by the Compensation Committee in the award agreement and permitted by applicable securities laws. Incentive stock options are not transferable except by will or the laws of descent and distribution.

Benefits of the Second Amendment to the 2017 Stock Incentive Plan

It is not possible at this time to determine the benefits that will be received by executive officers or other employees of the Company if the Second Amendment to the 2017 Stock Incentive Plan is approved by our shareholders. Such benefits will depend on future actions of the Compensation Committee and on the fair market value of the Company Common Shares at various future dates and the extent to which performance goals set by the Compensation Committee are met.

Federal Income Tax Consequences

Stock Options and Stock Appreciation Rights.  Upon exercise of a nonstatutory stock option a Participant generally will recognize ordinary income equal to the difference between the fair market value of the Common Shares acquired on the date of the exercise and the exercise price. Upon exercise of a stock appreciation right, a Participant generally will recognize ordinary income equal to the difference between the fair market value on the date of exercise of Common Shares covered by the surrendered stock appreciation right over the fair market value of Common Shares on the date the stock appreciation right was granted. Generally, such amounts will be included in the Participant's gross income in the taxable year in which exercise occurs. The purchase price paid by the Participant (in the case of a nonstatutory stock option), plus the amount included in the Participant’s income as a result of exercise, will become the Participant's basis in the shares. If the Participant is an employee, this income is subject to applicable tax withholding. Any profit or loss realized on the later sale or exchange of the Common Shares relative to the Participant's basis in the shares will be treated as a capital gain or a capital loss.

Upon exercise of an incentive stock option, a Participant generally will not recognize income subject to tax, unless the Participant is subject to the alternative minimum tax. The purchase price paid by the Participant will become the Participant's basis in the shares. If the Participant holds the Common Shares purchased upon exercise of an incentive stock option until the later of two years after the option was awarded to the Participant or one year after the Common Shares were issued to the Participant (the "Holding Period"), then any profit or loss realized on the later sale or exchange of the Common Shares relative to the Participant's basis in the shares will be capital gain or loss. If the Participant sells or exchanges the Common Shares prior to expiration of the Holding Period, the Participant generally will recognize ordinary income at the time of the sale or exchange equal to the excess of the fair market value of the shares at the time of exercise (or, if less, the amount realized upon the sale or exchange) over the exercise price. This income will become the Participant's new basis in the shares. Any additional profit or loss relative to this basis will be treated as a capital gain or a capital loss.

If the grant agreement so provides, a Participant may pay the exercise price of a nonstatutory stock option or an incentive stock option by delivery of Common Shares. Usually when a Participant delivers Common Shares in satisfaction of all or any part of the exercise price, no taxable gain is recognized on any appreciation in the value of the delivered shares, unless the shares were previously acquired upon the exercise of an incentive stock option and the applicable Holding Period with respect to the shares has not expired. In that case, the Participant will recognize ordinary income with respect to the delivered shares in accordance with the principles described above. Special rules apply to determine the basis of Common Shares purchased upon the exercise of an option by the delivery of previously owned shares.

Restricted Stock and Stock Awards.  A Participant generally will not incur federal income tax when he or she is awarded a share of restricted stock unless the Participant makes a valid election under Section 83(b) of the Code with respect to the award. If a Participant makes such an election, the Participant generally will recognize ordinary income equal to the fair market value of the Common Shares subject to the award on the date of grant, and the Participant generally will not recognize any additional income at the time the restrictions lapse in the case of a restricted stock award. If the Participant does not make a valid election under Section 83(b) of the Code, the Participant generally will recognize compensation income with respect to the restricted stock equal to the fair market value of the Common Shares subject to the award at the time or times the restrictions lapse.

A Participant generally will incur federal income tax (in the form of ordinary income) when a stock award vests. The income is equal to the fair market value of the Common Shares subject to the stock award on the date of grant.

The amount included in a Participant's income under a restricted stock award or a stock award will become the Participant's basis in the shares subject to that award. If the Participant is an employee, this income is subject to applicable tax withholding. Any profit or loss realized on the later sale or exchange of the Common Shares relative to the Participant's basis in the shares will be treated as a capital gain or a capital loss.

Restricted Stock Units and Performance Grants.  Generally, a Participant who receives restricted stock units will not incur federal income tax, and the Company will not be allowed a deduction, at the time the award is granted. When the Participant receives payment for such awards in cash or Common Shares, the amount of the cash and the fair market value of the Common Shares received will be ordinary income to the employee and will be allowed as a deduction for federal income tax purposes to the Company. The Company generally will be entitled to a deduction equal in amount to the ordinary income realized by the recipient in the year paid.

Impact of Section 409A of the Internal Revenue Code.  The discussion above is subject to the applicable provisions of Internal Revenue Code Section 409A. If at any time the 2017 Plan, any incentive award under the 2017 Plan, or any arrangement required to be aggregated with the 2017 Plan or any incentive award under the 2017 Plan fails to comply with the applicable requirements of Section 409A of the Code, all amounts (including earnings) deferred under the 2017 Plan or the award for the taxable year and all preceding taxable years by any Participant with respect to whom the failure relates are includible in that Participant's gross income for the taxable year, to the extent the amounts are not subject to a substantial risk of forfeiture and have not previously been included in the Participant 's gross income. These amounts are also subject to an additional income tax equal to twenty percent of the amount required to be included in gross income and to interest equal to the underpayment rate specified by the Internal Revenue Service plus one percentage point, imposed on the underpayments that would have occurred had the compensation been included in income for the taxable year when first deferred, or if later, when no longer subject to a substantial risk of forfeiture.

Our Income Tax Deduction.  Assuming that a Participant's compensation is otherwise reasonable and that the statutory limitations on compensation deductions do not apply (including the limitations under Sections 162(m) and 280G of the Code), the Company usually will be entitled to a business expense deduction when and for the amount that a Participant recognizes as ordinary compensation income in connection with an incentive award, as described above. The Company generally does not receive a deduction in connection with the exercise of an incentive stock option, unless the Participant disposes of the Common Shares purchased on exercise before satisfying the Holding Period requirements.

The above description of tax consequences is general in nature and does not purport to be complete. Moreover, statutory provisions and the rules and regulations promulgated thereunder are subject to change, as are their interpretations, and their application may vary in individual circumstances. Additionally, the consequences under applicable state and local income tax laws, rules and regulations may not be the same as under federal income tax laws, rules and regulations.

Approval by Shareholders

In order for the Second Amendment to the 2017 Plan to be effective and authorize an additional 350,000 new Common Shares for issuance under the 2017 Plan, the Second Amendment must be approved by the affirmative vote of a majority of the total votes cast on the proposal at the annual meeting in person or by proxy. Accordingly, while abstentions and broker non-votes, if any, will count for purposes of establishing a quorum with respect to this matter at the annual meeting, neither abstentions nor broker non-votes will have the effect of a negative vote with respect to this matter.

In the event this Proposal No. 2 is not approved by the shareholders, the 2017 Plan, as amended (previously approved by the shareholders) will remain in effect and all shares still available for issuance under the 2017 Plan will still be available for issuance.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE SECOND AMENDMENT TO THE OPTICAL CABLE CORPORATION 2017 STOCK INCENTIVE PLAN, AS AMENDED, TO AUTHORIZE AN ADDITIONAL 350,000 NEW COMMON SHARES OF THE COMPANY FOR ISSUANCE UNDER THE 2017 PLAN.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025

The Audit Committee has selected, subject to ratification by the shareholders, the firm of Crowe LLP as the Company’s independent registered public accounting firm for fiscal year 2025. Although action by the shareholders in this matter is not required, the Board of Directors believes that it is appropriate to seek shareholder ratification of this appointment. In the event the shareholders do not ratify the selection of Crowe LLP, the selection of another independent registered public accounting firm will be considered by the Audit Committee.

A representative of Crowe LLP is expected to attend the annual meeting of shareholders. The representative will have the opportunity to make a statement, if he or she so desires, and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF CROWE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2025.

PROPOSAL NO. 4
NON-BINDING SHAREHOLDER ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with Section 14A of the Exchange Act. See Executive Compensation herein for additional information related to the compensation of the Company’s named executive officers.

We believe that our executive compensation is competitive within our industry, consistent with executive compensation of companies similarly sized and with similar complexities, and strongly aligned with the long-term interests of our shareholders. Our executive compensation has been designed to promote a performance-based culture and ensure long-term value creation by aligning the interests of our executive officers with those of our shareholders by linking a substantial portion of their compensation to the Company’s performance. The Compensation Committee annually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our shareholders’ interests and current market practices.

As an advisory vote, this proposal is not binding upon the Company or our Board of Directors. However, our Board of Directors and Compensation Committee value the opinions expressed by shareholders in their vote on this proposal. Consequently, the Compensation Committee intends to take into account the outcome of the vote when considering future executive compensation decisions for our executive officers.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL NO. 5
NON-BINDING SHAREHOLDER ADVISORY VOTE ON THE FREQUENCY OF HOLDING A NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, the Company is seeking the input of its shareholders on the frequency with which shareholders will hold a non-binding advisory vote on the compensation of its named executive officers. Shareholders may indicate their preference as to whether the advisory vote on the compensation of the Company’s named executive officers should occur (1) once every year, (2) once every two years or (3) once every three years.

After careful consideration, the Board of Directors has determined that the frequency of the non-binding advisory vote on the compensation of the Company’s named executive officers should be once every year.

Although the results of this vote will have an impact on how frequently the Company holds an advisory vote on named executive officer compensation, this vote is non-binding upon the Company or our Board of Directors. The Board of Directors may decide, after considering the results of this vote that it is in the best interest of the Company’s shareholders to hold the advisory vote on named executive officer compensation with a different frequency than the option selected by the Company’s shareholders.

The Company’s shareholders may cast a vote on the preferred voting frequency by selecting the option of once every year, once every two years or once every three years (or may abstain from voting) in response to this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR HOLDING AN ADVISORY VOTE ON EXECUTIVE COMPENSATION ONCE EVERY YEAR.

BENEFICIAL OWNERSHIP OF SECURITIES

Except as noted below, the following table sets forth information as of January 24, 2025, regarding the beneficial ownership of the Company’s Common Shares of (i) each person made known to the Company through public filings made with the SEC to be the beneficial owner, within the meaning of Section 13(d) of the Exchange Act of more than 5% of the outstanding Common Shares, (ii) each Director and nominee of the Company, (iii) each current executive officer of the Company named in the Summary Compensation Table (see “Executive Compensation”) and (iv) all executive officers and Directors and nominees of the Company as a group. Others may be included in the table below as deemed appropriate. Unless otherwise indicated, the address of each named beneficial owner is c/o Optical Cable Corporation, 5290 Concourse Drive, Roanoke, Virginia 24019.

Except to the extent indicated in the footnotes, each of the beneficial owners named below has sole voting and investment power with respect to the shares listed. In computing the number and percentage of shares beneficially owned by each person, the Company has included any shares of common stock that could be acquired within 60 days of January 24, 2025.

Name and Address	No. of Shares		Percent of Class
Neil D. Wilkin, Jr.	1,070,095	(1)	13.0%
Tracy G. Smith	353,276	(2)	4.3%
Randall H. Frazier	82,814	(3)	1.0%
John M. Holland	140,963	(4)	1.7%
John A. Nygren	86,790	(5)	1.1%
Craig H. Weber	219,210	(6)	2.7%
R. Ted Weschler	768,500	(7)	9.3%
David R. Goode	123,651	(8)	1.5%
All Directors and executive officers as a group (6 persons)	1,953,148		23.8%

*	Less than 1%

(1)

Includes 94,542 shares of restricted stock still subject to vesting as of January 24, 2025. See the “Executive Officer Compensation” section of this proxy statement for a description of vesting criteria of these restricted share awards. Mr. Wilkin’s holdings include 22,595 Common Shares indirectly purchased by Mr. Wilkin at various times in open-market and private transactions by Wilkin Capital Fund I, LLC, which is owned by an individual retirement account for the benefit of Mr. Wilkin. Mr. Wilkin owns 70,729 Common Shares jointly with his wife, who shares voting and investment power as to those shares. Mr. Wilkin disclaims beneficial ownership of 1,060 shares held by his children and which are excluded from the number of shares set forth in the table above. In addition to the purchase price paid for shares directly or indirectly purchased by him, as of January 24, 2025, Mr. Wilkin has paid approximately $967,000 in total to OCC or taxing authorities since fiscal year 2003 to retain vesting restricted shares of OCC, rather than exercising an option to “net vest” by surrendering shares (in lieu of paying cash) to satisfy required tax withholding amounts. These withholding tax amounts are based on the required federal income tax withholding rate at the time (typically 22% to 25%) and do not include additional federal income taxes actually paid on such vesting shares.

(2)

Includes 47,150 shares of restricted stock still subject to vesting as of January 24, 2025. See the “Executive Officer Compensation” section of this proxy statement for a description of vesting criteria of these restricted share awards. Ms. Smith owns 4,125 Common Shares jointly with her husband, who shares voting and investment power as to those shares. Of the 4,125 Common Shares she owns jointly with her husband, 2,500 were acquired upon exercise of warrants (warrants purchased by Ms. Smith from third parties in arm’s length transactions).

(3)	Includes 9,990 Common Shares still subject to vesting as of January 24, 2025.

(4)	Includes 9,990 Common Shares still subject to vesting as of January 24, 2025.

(5)

Includes 9,990 Common Shares still subject to vesting as of January 24, 2025. The Common Shares owned by Mr. Nygren include 10,888 Common Shares purchased in open-market transactions at various times. All of Mr. Nygren’s shares are held jointly with his wife, who shares voting and investment power as to those shares.

(6)

Includes 9,990 Common Shares still subject to vesting as of January 24, 2025. Mr. Weber’s holdings include 57,625 Common Shares which he purchased in open-market transactions at various times and 7,500 Common Shares which he acquired upon exercise of warrants (warrants purchased by Mr. Weber from third parties in arm’s length transactions).

(7)

R. Ted Weschler’s address is 404B East Main Street, Charlottesville, Virginia 22902. Common Share ownership information reflected in the table is as of December 31, 2018 and is based on the Form SC 13G/A filed by R. Ted Weschler with the SEC on February 14, 2019. The Company is not aware of any Common Shares subsequently acquired or disposed by Mr. Weschler.

(8)

David R. Goode is a strategic financial investor. Mr. Goode’s address is 150 Main Street, Suite 1700, Norfolk, Virginia 23510. Common Share ownership information in the table is as of February 2024, based on Company inquiry.

As of January 24, 2025, employees of the Company and members of the Board of Directors owned approximately 36.9% of the shares issued and outstanding, including shares still subject to potential forfeiture based on vesting requirements.

EXECUTIVE OFFICERS

The current executive officers of the Company are: Neil D. Wilkin, Jr., Chairman of the Board, President and Chief Executive Officer and Tracy G. Smith, Senior Vice President and Chief Financial Officer. Please see the “Election of Directors” section of this proxy statement for certain information concerning Mr. Wilkin.

Tracy G. Smith, age 57, became the Senior Vice President and Chief Financial Officer on July 9, 2008. Prior to becoming Senior Vice President and Chief Financial Officer, Ms. Smith served as the Company’s Vice President and Chief Financial Officer from September 2003 through July 2008. Prior to becoming Vice President and Chief Financial Officer, Ms. Smith served as the Company’s Controller from May 2002 through September 2003. Ms. Smith was named Corporate Secretary of the Company effective June 2004. Prior to joining the Company, Ms. Smith was the Corporate Controller for RBX Corporation. Ms. Smith is a CPA and has over 12 years of experience in public accounting with KPMG LLP. Ms. Smith left KPMG LLP in December 2001. Ms. Smith holds a bachelor of science degree in business with a major in accounting from Virginia Polytechnic Institute and State University.

There are no family relationships among the Directors or executive officers of the Company.

DIRECTOR COMPENSATION

Overview

The Company seeks to recruit and retain qualified non-employee Board members that are able to positively contribute to the success of the Company for the benefit of the Company’s various stakeholders, the most important of which are its shareholders, but also includes the Company’s customers, its employees, and the communities in which the Company operates.

Non-employee directors of the Company receive cash and share-based compensation for their service to OCC. Share-based compensation is granted under the Company’s 2017 Stock Incentive Plan, and previously under predecessor plans.

The Compensation Committee of the Board of Directors recommends annual compensation for non-employee Board members, administers the 2017 Plan and successor stock incentive plans, and administered other predecessor stock incentive plans. The Board approves compensation for non-employee Board members, typically each year after the annual meeting of shareholders, including stock award grants to non-employee directors.

Share-based compensation is an important part of non-employee Board member compensation, since it aligns the financial interests of the members of the Board with the shareholders.

The 2017 Stock Incentive Plan permits various methods of providing share-based compensation to non-employee directors. The Compensation Committee and the Board prefer that share-based compensation for non-employee directors be in the form of stock awards. The Compensation Committee and the Board believe that the use of stock awards, rather than stock options (by way of example), tends to be less dilutive to shareholders and also may tend to result in a lower expense to the Company under current U.S. generally accepted accounting principles.

When stock award grants vest, the non-employee directors incur a cash income tax withholding liability on non-cash taxable income (unlike stock options, by way of example). A non-employee director can either “net vest” by surrendering a portion of the vesting Common Shares to cover his or her tax withholding liability or pay the tax withholding liability in cash to retain all of the vesting Common Shares, with the latter demonstrating an additional financial commitment by the non-cash director.

The Compensation Committee engages a compensation consultant to assist in establishing appropriate compensation levels for non-employee directors. Such compensation consultant is engaged periodically as determined appropriate by the Compensation Committee—typically annually.

Methodology of Determining Non-Employee Director Compensation

The Compensation Committee engages an outside compensation consultant with a nationally recognized firm to make recommendations regarding appropriate compensation levels for non-employee directors—periodically and most recently during fiscal year 2023.

Prior to any engagement of the compensation consultant, the Compensation Committee and the Company determined that no conflict of interest existed between the Company and its employees and the compensation consultant and its employees. The outside consultant engaged by the Compensation Committee in fiscal year 2023 is also engaged by the Company to assist with benefits administration related to the Company’s 401(k) Plan and with the annual Directors and Officers Insurance renewal.

During fiscal year 2023, the compensation consultant created a revenue-based peer group by considering similar-sized public companies, as well as considering industry and company type (e.g., manufacturing and/or technology companies), which was reviewed and approved by the Compensation Committee. In addition to revenue, other financial factors are considered in evaluating the appropriateness of the peer group including EBITDA, net income, market capitalization, and return on equity.

The peer group contained 12 public companies in addition to OCC. The peer group used by the compensation consultant for recommendations regarding non-employee director compensation is the same peer group used by the compensation consultant for recommendations regarding executive compensation. The compensation consultant provided data regarding ranges of retainers for members of the Board and the committees, retainers for committee chairman, meeting fees, and share-based compensation.

Generally, the Compensation Committee targets non-employee Board member compensation at or about the 25th percentile of the revenue-based peer group recommended by the compensation consultant.

Using this approach, the Compensation Committee decided on recommended non-employee director compensation for fiscal year 2024. The Compensation Committee approved and recommended to the Board for consideration and approval, the dollar amount of the following for non-employee Board members for fiscal year 2024—which was the same dollar amount as the non-employee director compensation approved for fiscal year 2023:

●

Annual cash retainer for Board membership, Audit Committee membership, Compensation Committee membership, and Nominating and Corporate Governance Committee membership. The annual cash retainer, to be paid quarterly, includes compensation for attendance at Board meetings, Audit Committee meetings, Compensation Committee meetings, and Nominating and Corporate Governance Committee meetings.

●	Annual cash retainer for the chairman of the Audit Committee, the chairman of the Compensation Committee, and the chairman of the Nominating and Corporate Governance Committee, to be paid quarterly.

●	Dollar value of annual share-based compensation for Board membership.

The Board of Directors discussed the Compensation Committee’s recommendations at the Board meeting on March 26, 2024, and the Board of Directors and the Compensation Committee approved the non-employee director compensation on May 17, 2024 at which point the non-director compensation was effective until the next annual meeting of shareholders.

Share-based compensation to non-employee directors is issued in accordance with the Optical Cable Corporation Amended and Restated Policy for the Timing of Equity Compensation Grants Under Stock Incentive Plans, adopted by the Compensation Committee and approved by the Board on March 29, 2016 (the “Timing Policy”). Generally, the Timing Policy anticipates annual equity grants for non-employee directors to occur on or about the first business day of April.

The actual number of Common Shares issued to a non-employee Board member pursuant to a stock award grant under the 2017 Stock Incentive Plan is generally calculated by using the average closing price per share during the 20 trading dates immediately preceding the first business day after April 1, divided by the dollar value of the share-based compensation to be received by the Board member. During fiscal year 2024, the Company granted stock awards on May 17, 2024 under the 2017 Plan to non-employee Board members with the number of Common Shares being issued calculated using the average closing price per share during the 20 trading dates immediately preceding the first business day after April 1, which was a higher price (resulting in few shares being granted) than the closing price per share on the date of grant. Common Shares issued to non-employee directors as a portion of their retainer for service on the Board vest over a one-year period.

The Company has an Equity Ownership and Retention Policy for Non-Employee Directors. The policy is applicable to all non-employee members of the Company’s Board. The intention of this policy is to ensure non-employee members of the Board have wealth at risk in the Company’s Common Shares, further aligning the interests of the Board with those of the shareholders. A copy of the Equity Ownership and Retention Policy for Non-Employee Directors can be found on the Company’s website at www.occfiber.com/investor-relations/ under “Corporate Governance”.

Compensation of Directors

Compensation for each non-employee director includes an annual cash retainer of $45,000 plus cash retainers of $6,250, $5,000 and $3,000 for Members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee of the Board of Directors of the Company, respectively. An additional cash retainer of $4,750, $4,500, and $4,250 is included for the Chairs of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee, respectively, for their service as chairs. Cash retainers have been paid in quarterly installments during the 2024-2025 Board Year.

Each director also received a stock award grant on May 17, 2024 for 9,990 Common Shares, subject to time vesting on May 18, 2025, as part of their compensation for services during the 2024-2025 Board Year.

The annual cash retainer includes compensation for attendance at Board meetings, Audit Committee meetings, Compensation Committee meetings, and Nominating and Corporate Governance Committee meetings. The Company does not provide pensions, medical benefits or other benefit programs to non-employee directors.

The Chairman, President and Chief Executive Officer did not receive any compensation for his services as Director, but does receive compensation as an employee of the Company. No other employees of the Company are members of the Board of Directors.

Non-Employee Director Compensation Table

The following table details the total compensation earned by the Company’s non-employee directors during the fiscal year ended October 31, 2024:

Name	Cash Retainers Earned (1)	Stock Awards ($) (2)	Total
Randall H. Frazier	$63,500	$27,473	$90,973
John M. Holland	48,000	27,473	75,473
John A. Nygren	59,250	27,473	86,723
Craig H. Weber	65,500	27,473	92,973

(1) Includes annual cash retainers for board and committee memberships and committee chairmanships

(2)  Amounts represent the fair value on the grant date of May 17, 2024 determined in accordance with FASB ASC Topic 718.  Number of Common Shares issued as compensation based on restricted stock grant of $30,000.  Stock awards granted have a vesting period of one year and directors are responsible for paying income taxes on non-cash share-based compensation.

EXECUTIVE COMPENSATION

Overview

The Company seeks to recruit and retain qualified executives and employees that are able to positively contribute to the success of the Company for the benefit of the Company’s various stakeholders, the most important of which are its shareholders, but also including the Company’s customers, its employees, and the communities in which the Company operates.

OCC’s executive compensation program is intended to align the financial interests of OCC’s executives with the interests of our shareholders by rewarding short-term and long-term performance that meets or exceeds the goals and budgets established with the objective of increasing long-term shareholder value.

Consistent with our pay for performance philosophy, the total compensation received by our executive officers will vary based on corporate performance measured against annual and long-term performance goals. Our named executive officers’ total compensation typically is comprised of a mix of base salary, annual cash incentive compensation, and long-term share-based incentive compensation.

Share-based compensation is an important part of executive compensation, since it closely aligns the financial interests of the executives with the interests of our shareholders. Share-based compensation is granted under the 2017 Stock Incentive Plan and was previously granted under other stock incentive plans. Share-based incentive compensation includes primarily long-term performance-based vesting grants and has only consisted of long-term performance-based vesting grants for executives and employees since fiscal year 2017.

The 2017 Stock Incentive Plan permit various methods of providing share-based compensation to participants. The Compensation Committee prefers that share-based compensation for executives and other employees be in the form of restricted stock awards. The Company believes that the use of restricted stock awards, rather than stock options (by way of example), tends to be less dilutive to shareholders and also may tend to result in a lower expense to the Company under current U.S. generally accepted accounting principles.

When restricted stock award grants vest, participants incur a cash income tax withholding liability on non-cash taxable income (unlike stock options, by way of example). A participant can either “net vest” by surrendering a portion of the vesting Common Shares to cover his or her tax withholding liability or pay the tax withholding liability in cash to retain all of the vesting Common Shares, with the latter demonstrating an additional financial commitment by the participant.

The Company is a “smaller reporting company” as defined by the SEC, and is therefore not required to provide, and does not purport to provide, all of the disclosures required for a “Compensation Discussion and Analysis” as set forth in rules promulgated by the SEC.

Compensation Philosophy and Strategy

Compensation Committee Role

The Compensation Committee of the Board of Directors reviews and approves all compensation for the President and Chief Executive Officer (the “CEO”) and other named executive officers (currently only the Senior Vice President and Chief Financial Officer (“CFO”)), including base salary, annual cash incentive compensation, and long-term share-based incentive compensation. The Compensation Committee administers the Company’s stock incentive plans and approves all employee equity compensation granted under the 2017 Plan and other predecessor stock incentive plans.

The Compensation Committee also reviews recommendations of the CEO regarding compensation of other members of the senior leadership team of the Company (other than the executive officers, which are currently the CEO and the CFO), and has such other duties as set forth in the charter of the Compensation Committee, approved by the Board and which can be found on the Company’s website at www.occfiber.com/investor-relations/ under “Corporate Governance”.

The Compensation Committee engages an outside compensation consultant with a nationally recognized firm to make recommendations regarding appropriate compensation levels for executives—periodically and most recently during fiscal year 2023.

Compensation levels for executive officers are generally reviewed annually, but may be reviewed as deemed appropriate by the Compensation Committee.

Compensation Philosophy

The Company’s Compensation Philosophy is used by the Compensation Committee in reviewing and approving executive compensation, and also applies to other members of the Company’s leadership team, as well as to other employees (where appropriate).

The Company’s Compensation Philosophy is as follows:

OCC’s Compensation Philosophy are ideals used in creating appropriate compensation and performance-based reward opportunities for the Company’s leadership team, as well as all other employees, and consists of the following five principles:

•

Provide Competitive Compensation. OCC believes that competitive compensation is an integral component of its overall business and human resource strategies. OCC’s compensation plans are designed to be competitive and to promote the hiring and retention of highly qualified personnel necessary to execute OCC’s strategies and achieve its objectives.

•

Pay for Performance. OCC’s compensation plans are designed to recognize and reward employees for both individual and group contributions and results relative to short-term and long-term goals and objectives.

•

Focus on Long-Term Shareholder Value Creation. OCC believes that to build a successful business, team members must focus on creating and executing strategies designed to create long-term shareholder value—in addition to achieving short-term performance. OCC’s compensation plans are designed to have a meaningful portion of compensation based on the creation and execution of strategies intended to generate long-term shareholder value.

•

Create Culture of Ownership. OCC believes that long-term share-based incentives, where appropriate, are an important component of compensation to retain key personnel and to directly align the financial interests of the team with the interests of shareholders. OCC’s compensation plans are designed to provide the opportunity for leadership team members to earn a meaningful ownership interest in OCC. OCC has adopted an Equity Ownership and Retention Policy for Employees, consistent with this philosophy (see the Company’s website at www.occfiber.com/investor-relations/ under “Corporate Governance”).

•

Create Fair Compensation Plans. The Company believes that it is important that the compensation plans are designed and administered in a consistent and fair manner to promote equal opportunities for all similarly situated employees.

Compensation Strategy

The Compensation Committee uses the Company’s Compensation Strategy to implement the Company’s five principles of OCC’s Compensation Philosophy when reviewing and approving executive compensation. OCC also uses the Compensation Strategy to implement the OCC Compensation Philosophy in connection with compensation decisions for other members of the Company’s leadership team, as well as to other employees (as appropriate).

The Company’s Compensation Strategy is as follows:

OCC’s Compensation Strategy is a guideline to be used to implement the five principles of OCC’s Compensation Philosophy.

•

OCC will periodically use third party consultants and available databases as appropriate to review general and industry-specific compensation ranges for various positions, and to review compensation practices and appropriate benefit offerings in order to provide appropriate and competitive compensation to OCC’s employees.

•

Generally, compensation for each position will be established within the range of compensation for similar positions in similarly situated companies. The Company’s organization size (in terms of revenue and other financial factors as appropriate), type of operation, and complexity will be taken into account, and therefore similarly situated companies include companies of similar size, type of operation, and complexity whether or not such companies are in OCC’s industry.

•

As a pay-for-performance company, OCC will consider individual performance, team performance, and the performance of the Company, as appropriate, when making any decisions regarding changes in compensation.

•

OCC will consider an individual’s scope of responsibilities, and his or her knowledge and experience (including industry specific knowledge and experience), to the extent such knowledge and experience contributes to OCC’s ability to achieve its business objectives, when making decisions regarding compensation.

•

OCC will provide appropriate annual short-term bonus opportunities for employees, so individual employees are rewarded for the positive individual and group contributions to OCC’s success for the benefit of the Company’s stakeholders, including shareholders.

•	Selective granting of share-based compensation to leadership team members and certain other employees aligning employees’ financial interests with the long-term interests of OCC’s shareholders.

•	Generally, long-term share-based compensation will contain primarily performance-based vesting to encourage long-term performance and employee retention.

•

Generally, OCC prefers that share-based compensation be in the form of restricted stock awards for employees. OCC believes restricted stock awards tend to be less dilutive to shareholders (compared to stock options, for example) and may tend to have less impact on the Company’s income statement under U.S. generally accepted accounting principles (compared to stock options, for example).

•

Generally, performance-based compensation (annual short-term and share-based long-term) will make up a larger percentage of total compensation for employees with a broader scope of responsibilities and/or the ability to significantly impact the financial and/or operational success of the Company.

•	Performance award opportunities will increase or decrease in unison with short- and long-term individual and corporate results.

•

OCC considers all elements of compensation (base salary, annual short-term performance incentives, long-term share-based incentives and benefits) in total when determining the appropriate level of compensation.

•	OCC considers the impact and fairness on OCC’s entry level and front-line employees when establishing pay ranges for such positions, and when establishing benefits for all employees.

•

OCC’s leadership team, working with OCC’s human resources team, is responsible for ensuring that OCC’s compensation and benefit plans are administered fairly and consistently, providing equal opportunities for employees.

Say on Pay Results and Considerations

The Company provides its shareholders the opportunity to cast an annual non-binding advisory vote on executive compensation (a “say-on-pay proposal”). The Company and the Company’s Compensation Committee consider the outcome of the Company’s say-on-pay proposal when making future compensation decisions for the executive officers of the Company.

In connection with the Company’s 2024 annual meeting of shareholders, the proposal to approve (on a non-binding advisory basis) the executive compensation of the Company’s executive officers named in the Company’s proxy statement dated February 27, 2024, received 3,961,370 votes in favor, or 92.2% of votes cast (including abstentions and excluding broker non-votes). Although these votes are advisory (and therefore not binding on the Company), the Company and the Compensation Committee carefully review these results each year and consider them, along with other communications from shareholders relating to our compensation practices, in making future compensation decisions for executive officers of the Company.

Say When on Pay Considerations

The Company provides its shareholders the opportunity to cast a non-binding advisory vote once every six years on the frequency of future advisory votes on named executive compensation (a “say-when-on-pay proposal”). The Company and the Company’s Compensation Committee consider the outcome of the Company’s say-when-on-pay proposal when making future decisions regarding the frequency of future advisory votes on compensation for the executive officers of the Company.

Criteria for Compensation Levels

OCC has always sought to attract and retain qualified executives and employees able to positively contribute to the success of the Company for the benefit of its various stakeholders, most importantly shareholders. OCC uses the five principles of OCC’s Compensation Philosophy and the guidelines set forth in OCC’s Compensation Strategy to accomplish this goal.

The Compensation Committee reviews and approves OCC’s Compensation Philosophy and Compensation Strategy set forth above.

The Compensation Committee uses the five principles of OCC’s Compensation Philosophy and the guidelines set forth in OCC’s Compensation Strategy, in establishing compensation levels for the Company’s executive officers (the President and Chief Executive Officer, and the Senior Vice President and Chief Financial Officer), and when administering the Company’s stock incentive plans.

The Compensation Committee in establishing compensation levels for the CEO, the CFO, and any other executive officers, and the Company in establishing compensation levels for other members of the leadership team, considers many factors, including, but not limited to: (i) the individual’s abilities and performance that advance the Company’s annual and long-term goals, execution of the Company’s business strategies, contributions to positive financial results, and contributions to the development of the management team and other employees, (ii) performance in his or her areas of responsibility, such as design and development of strategies to create long-term shareholder value, sales and business development, product development, efficient management of operations and systems, implementation of appropriate changes and improvements to operations and systems, personnel management, financial management, and strategic decision making, (iii) experience of the individual in his or her area of expertise, and (iv) competitiveness of compensation relative to the same or a similar position at similarly situated companies in terms of size and complexity, both inside and outside of the fiber optic and copper cabling and connectivity industries.

Compensation levels for executive officers and other members of the leadership team are generally reviewed annually, but may be reviewed anytime deemed appropriate.

Methodology of Determining Executive Compensation

The Compensation Committee engages an outside compensation consultant with a nationally recognized firm to compile and analyze data and to advise the Compensation Committee regarding appropriate compensation levels for the Company’s executive officers, namely, the President and Chief Executive Officer, and the Senior Vice President and Chief Financial Officer—typically annually and most recently during fiscal year 2023. These recommendations by the compensation consultant were used by the Compensation Committee when determining appropriate compensation for the Company’s executive officers for fiscal year 2024.

Prior to any engagement of the compensation consultant, the Compensation Committee and the Company determined that no conflict of interest existed between the Company and its employees and the compensation consultant and its employees. The outside consultant engaged by the Compensation Committee in fiscal year 2023 is also engaged by the Company to assist with benefits administration related to the Company’s 401(k) Plan and with the annual Directors and Officers Insurance renewal.

During fiscal year 2023, the compensation consultant created a revenue-based peer group by considering similar-sized public companies, as well as considering industry and company type (e.g., manufacturing and/or technology companies). The Compensation Committee reviewed and approved the peer group. In addition to revenue, other financial factors are considered in evaluating the appropriateness of the peer group including EBITDA, net income, market capitalization, and return on equity.

The compensation consultant provided various comparison financial data regarding each company included in the recommended peer group, including revenue, EBITDA, net income, market capitalization, and return on equity, as well as statistical summary data for each measure.

The peer group contained 12 public companies in addition to OCC. The peer group used by the compensation consultant for recommendations regarding executive compensation is the same peer group used by the compensation consultant for recommendations regarding non-employee director compensation.

The compensation consultant report to the Compensation Committee in fiscal year 2023 also included compensation data using published survey data, which uses databases that include both public and non-public companies, for similar-sized manufacturing companies.

The compensation consultant provided data regarding ranges of base salary, annual short-term incentive compensation (amounts paid and target awards), and long-term equity incentive compensation, for each of the executive officers.

The compensation consultant also provided similar data and analysis regarding compensation for other members of OCC’s leadership team. The CEO uses this data in establishing compensation levels for members of the senior leadership team. The Compensation Committee reviewed data and advised the CEO regarding compensation for the senior members of the leadership team (the CEO’s direct reports), other than the CFO whose compensation is set by the Compensation Committee.

The Compensation Committee generally targets executive compensation within a range approximately between the 25th and the 50th percentile of the revenue-based peer group recommended by the compensation consultant.

The Compensation Committee also considered recommendations of the compensation consultant regarding vesting periods and mix (performance-based vesting and time-based vesting) of long-term share-based compensation.

For fiscal year 2024, the Compensation Committee considered the data and recommendations provided by the compensation consultant, and decided on executive compensation levels for fiscal year 2024.

The CEO used a similar approach to decide on compensation levels for the 2024 year for other members of the leadership team (other than the CEO and CFO), using the published survey data and recommendations provided by the compensation consultant.

Share-based compensation to executives is issued in accordance with the Optical Cable Corporation Amended and Restated Policy for the Timing of Equity Compensation Grants Under Stock Incentive Plans, adopted by the Compensation Committee and approved by the Board on March 29, 2016. Generally, the Timing Policy anticipates annual long-term incentive equity grants for executives (and other employees) to occur on or about the first business day after January 15 of each year.

In accordance with the Optical Cable Corporation Amended and Restated Policy for the Timing of Equity Compensation Grants Under Stock Incentive Plans, the actual number of Common Shares issued to an executive (and other employees) is generally calculated by using the average closing price per share during the 20 trading dates immediately preceding the first business day after January 15, divided by the dollar value of the share-based compensation to be received.

The Company has an Equity Ownership and Retention Policy for Employees. The policy is applicable to all employees receiving share-based compensation. The intention of this policy is to ensure members of the leadership team, and other employees receiving share-based compensation have wealth at risk in the Company’s Common Shares, further aligning the interests of the employees with those of the shareholders. A copy of the Equity Ownership and Retention Policy for Employees can be found on the Company’s website at www.occfiber.com/investor-relations/ under “Corporate Governance”.

Clawback Policy

Optical Cable Corporation is committed to promoting high standards of honest and ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, the Company adopted a Compensation Recovery Policy (“Clawback Policy”) in compliance with Section 10D of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), effective November 30, 2023.

The Company’s Clawback Policy is administered by the Compensation Committee and enables the Company to recover from specified current and former executive officers certain incentive-based compensation in the event of an accounting restatement resulting from material noncompliance with any financial reporting requirements under the federal securities laws for the three most recent completed fiscal years. Such recovery will be made without regard to any individual knowledge or responsibility related to the accounting restatement.

Compensation of Executive Officers

Executive officer compensation is generally comprised of three components: base salary, annual short-term incentive compensation opportunity, and long-term share-based compensation pursuant to the terms of the 2017 Plan. OCC’s fiscal year 2024 was November 1, 2023 to October 31, 2024.

Base Salary

Mr. Wilkin’s current annual base salary is $495,000, an annual base salary rate effective since August 1, 2023. Prior to August 1, 2023, Mr. Wilkin’s last annual base salary rate adjustment was effective December 16, 2018.

Ms. Smith’s current annual base salary is $315,000, an annual base salary rate effective since August 1, 2023. Prior to August 1, 2023, Ms. Smith’s last annual base salary rate adjustment was effective December 16, 2018.

Annual Short-term Incentive Opportunity

The Compensation Committee together with the CEO (other than for himself and the CFO), generally each year establish a Senior Leadership Team Annual Bonus Criteria (the “SLT ABC”) for the members of the senior leadership team. The SLT ABC generally sets forth quantitative corporate and team goals based on consolidated sales and EBITDA, as well as other goals based on certain team members’ areas of responsibility, and a return on equity target for the CEO. Payment of any compensation under the SLT ABC is subject to a minimum financial performance trigger, and achievement of certain levels of financial performance for the goals established. Compensation earned is levered up or down based on performance relative to the quantitative corporate and team goals, and qualitative goals compared to the bonus criteria.

The quantitative corporate and team goals are established by the Compensation Committee based on an annual budget approved by the Board of Directors. The Board tends to set what it considers to be stretch goals in the budget for purposes of a member of the leadership team earning his or her target annual short-term incentive compensation.

Based on the Company’s performance, no short-term incentive bonus was paid to either Mr. Wilkin or Ms. Smith for fiscal years 2024, 2023 or 2022.

Long-term Equity Incentive Compensation

The Compensation Committee considers long-term equity incentive grants under the 2017 Plan (or predecessor stock incentive plans) based on recommendations by the compensation consultant. The Compensation Committee designs share-based compensation to align the financial interests of the leadership team with the interests of the shareholders and to attract and retain key employees. Share-based compensation may be a mix of performance-based vesting and time-based vesting compensation. Share-based compensation awarded for fiscal year 2024 was granted on August 7, 2024 and was exclusively performance-based vesting compensation.

The Compensation Committee sets a dollar amount of long-term equity incentive compensation for each executive. Then, in accordance with the Optical Cable Corporation Amended and Restated Policy for the Timing of Equity Compensation Grants Under Stock Incentive Plans, the actual number of Common Shares issued to an executive in an equity incentive award is generally calculated by using the average closing price per share during the 20 trading dates immediately preceding the first business day after January 15, divided by the dollar value of the long-term equity incentive compensation to be received. The Compensation Committee, upon recommendation of the CEO, determined that the average closing price per share for the period from March 4, 2024 through April 1, 2024 (same as used for the non-employee director stock awards made in May 2024) should be used to calculate the number of Common Shares issued for long-term incentive restricted stock awards for Mr. Wilkin and Ms. Smith on August 7, 2024. This stock price used in the calculation for the number of Common Shares included in the restricted stock awards granted to the executive officers on August 7, 2024 was more than 9% higher than the average closing price per share during the 20 trading dates immediately preceding the first business day after January 15, 2024 and was more than 11% higher than the closing share price at the time grants were made in August 2024, resulting in fewer Common Shares included in these restricted stock awards, which benefited the Company’s other shareholders.

During fiscal year 2024, Mr. Wilkin was granted a restricted stock award of 71,595 Common Shares and Ms. Smith was granted a restricted stock award of 36,630 Common Shares under the 2017 Plan on August 7, 2024, with all such shares being subject to performance-based vesting over more than five years and are subject to forfeiture.

During fiscal years 2023 and 2022, the Company did not grant equity incentive awards to employees, including named executive officers, except one restricted stock grant made to a newly hired employee during fiscal year 2022. The decision to not grant equity incentive awards during fiscal years 2023 and 2022 (which normally would be granted in January of the fiscal year) was made by the Compensation Committee upon the recommendation of the CEO.

Summary Compensation Table

The following table sets forth information concerning compensation paid by the Company to the Chief Executive Officer and to all other named executive officers of the Company whose total salary and bonus exceeded $100,000 for the fiscal year ended October 31, 2024.

For purposes of this table and subsequent tables, fiscal year 2024 means November 1, 2023 through October 31, 2024, fiscal year 2023 means November 1, 2022 through October 31, 2023 and fiscal year 2022 means November 1, 2021 through October 31, 2022.

Summary Compensation Table

Name and Principal Position	Fiscal Years	Annual Salary ($)	Annual Bonus ($)	Restricted Share Awards ($) (1)	All Other Compensation ($)(2)	Total ($)
Neil D. Wilkin, Jr.	2024	$495,000	$—	$190,443	$25,430	$710,873
Chairman of the Board,	2023	465,000	—	—	24,661	489,661
President and Chief	2022	455,000	—	—	22,913	477,913
Executive Officer

Tracy G. Smith	2024	$315,000	$—	$97,436	$26,930	$439,366
Senior Vice President and	2023	296,250	—	—	24,661	320,911
Chief Financial Officer	2022	290,000	—	—	22,721	312,721

(1)

Value of restricted share awards are calculated based on the closing share price on the date of grant. These awards are performance-based awards subject to forfeiture and generally vesting over more than five years.

(2)

These amounts represent insurance premiums and medical benefits paid or accrued by the Company on behalf of the individual executive officers, the Company’s paid or accrued contributions to the Company’s 401(k) retirement savings plan on behalf of the individual executive officers during the fiscal year and the Company’s paid or accrued contributions to the individual executive officers’ health savings plans during the fiscal year.

Stock Option Grants

The Company has not granted any stock options since June 2002. All unexercised option contracts issued by the Company expired in fiscal year 2012.

Outstanding Equity Awards Table at Fiscal Year End

The following table provides information concerning unvested restricted shares of the Company’s Common Shares held by the named executive officers of the Company as of October 31, 2024:

	Stock Awards

Name	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested (1)
Neil D. Wilkin, Jr.	94,542	$231,628
Tracy G. Smith	47,150	115,518

(1)	The market value of the stock awards is based on the closing market price of the Company’s Common Shares as of October 31, 2024, which was $2.45.

Stock Option Exercises

All unexercised option contracts issued by the Company expired in fiscal year 2012.

Summary of Equity Compensation Plans

A summary of OCC’s equity compensation plan as of October 31, 2024 follows:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans:
2017 Stock Incentive Plan (in shares)	482,973	—	29,137

(1)

Includes restricted shares that are issued and outstanding, but have not yet vested and are subject to forfeiture. The Company had no outstanding options, warrants, stock appreciation rights or other incentive awards outstanding at October 31, 2024.

The term “shares” in the table above means our Common Shares.

During fiscal year 2024, equity compensation awards for employees and non-employee directors were granted under the 2017 Plan. Non-employee director awards were granted in May 2024 and employee awards were granted in August 2024.

The 2017 Plan is used for equity compensation awards for employees, non-employee directors and consultants.

Equity Compensation Plan Information

The Company uses long-term equity incentive grants to provide appropriate share-based incentives to key employees to accomplish the Company’s strategic goals and build long-term shareholder value, to strengthen the desire of such key employees to remain with the Company, and to align the personal financial interests of such key employees with those of the Company’s shareholders. The Compensation Committee believes that equity awards are particularly appropriate in light of the nature of the Company’s business and long-term business plans.

Long-term equity incentive grants are made pursuant to the 2017 Plan, and predecessor stock incentive plans. The Compensation Committee receives recommendations from the President and Chief Executive Officer for employees (other than the President and Chief Executive Officer and the other executive officer) eligible to receive long-term equity incentive grants. The Compensation Committee reviews the recommendations ensuring that proposed long-term equity incentive grants are consistent with accomplishing the Company’s long-term objectives, and approves all long-term equity incentive grants made to employees (with the Compensation Committee both proposing and approving long-term equity incentive grants for the President and Chief Executive Officer and the other executive officer). Individual performance and Company performance are considered in awarding long-term incentive equity compensation. The Compensation Committee and the Board believe that the use of stock awards, rather than stock options (for example), tend to be less dilutive to shareholders and also may tend to result in a lower expense to the Company under current U.S. generally accepted accounting principles. No stock options have been awarded since June 2002.

As of October 31, 2024, the Company had 29,137 shares which are available for grant as long-term equity incentive grants under the 2017 Plan.

Effective March 29, 2016, the Compensation Committee of the Board of Directors approved and recommended to the Board, and the Board of Directors adopted, the Optical Cable Corporation Amended and Restated Policy for the Timing of Equity Compensation Grants Under Stock Incentive Plans. Generally, the Timing Policy anticipates annual equity grants for key employees to occur on or about the first business day after January 15.

Equity Ownership and Retention Policy for the Leadership Team

The Company has an Equity Ownership and Retention Policy for Employees. This policy is applicable to all employees receiving long-term equity incentive grants, including each of the named executive officers, certain other members of the Company’s Leadership Team and certain other key employees. This policy requires each Leadership Team member holding a position of vice president or above to accumulate over a set period and retain a minimum value of Common Shares of the Company. For the President and Chief Executive Officer, the requirement is to acquire and hold common shares of Optical Cable Corporation with an aggregate fair market value of no less than five times his then current annual base salary, and for the Chief Financial Officer, the requirement is to acquire and hold common shares of Optical Cable Corporation with an aggregate fair market value of no less than three times her then current annual base salary.

This policy also requires all employees receiving long-term equity incentive grants, including each of the named executive officers, other members of the Leadership Team and certain other key employees, to retain minimum percentages of Common Shares of the Company awarded to them under any stock incentive plan. While employed by the Company in the capacity of the Chief Executive Officer or the Chief Financial Officer, he or she shall retain equity in the Company equal to 75% of all equity shares granted to the Chief Executive Officer or Chief Financial Officer pursuant to any equity incentive program of the Company until the minimum equity ownership requirement has been met and maintained. After the minimum equity ownership requirement has been met and maintained, the Chief Executive Officer or the Chief Financial Officer is required to retain at least 50% of all equity shares granted them pursuant to any equity incentive program of the Company.

The intent of this policy is to ensure all employees receiving long-term equity incentive grants have wealth at risk in the Company’s Common Shares, further aligning the interests of the management team and other employees receiving long-term equity incentive grants with those of the shareholders. A copy of the Equity Ownership and Retention Policy for Employees can be found on the Company’s website at www.occfiber.com/investor-relations/ under “Corporate Governance”. The President and Chief Executive Officer and the Compensation Committee evaluate relative to current best practices, and may consider changing from time to time, which members of the leadership team and other employees will be eligible for future long-term equity incentive grants and be subject to the Equity Ownership and Retention Policy for Employees.

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and Item 402(v) of Regulation S-K, which was adopted by the SEC in August 2022, we are providing the following information regarding the relationship between compensation actually paid to our principal executive officer (“PEO”) and non-PEO named executive officer (“NEO”) and certain financial performance of the Company for the fiscal years listed below.

Fiscal Year	Summary Compensation Table Total for PEO (1)	Compensation Actually Paid to PEO (2)	Summary Compensation Table Total for Non-PEO NEO (3)	Compensation Actually Paid to Non-PEO NEO (4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return (5)	Net Income (Loss)
2024	$710,873	$669,989	$439,366	$418,834	$63.47	$(4,210,211)
2023	489,661	452,145	320,911	303,713	70.21	$2,066,498
2022	477,913	480,497	312,721	313,257	92.49	$(347,091)

(1) The dollar amounts reported are the amounts of total compensation reported for our PEO, Neil D. Wilkin, Jr., in the Summary Compensation Table for fiscal years 2024, 2023 and 2022.

(2) The dollar amounts reported represent the amounts of “compensation actually paid” to our PEO, Neil D. Wilkin, Jr., as computed in accordance with Item 402(v) of Regulation S-K, for each covered year. See table below.

(3) The dollar amounts reported are the amounts of total compensation reported for our Non-PEO NEO, Tracy G. Smith, in the Summary Compensation Table for fiscal years 2024, 2023 and 2022.

(4) The dollar amounts reported represent the amounts of “compensation actually paid” to our Non-PEO NEO, Tracy G. Smith, as computed in accordance with Item 402(v) of Regulation S-K, for each covered year. See table below.

(5) Assumes an investment of $100 on October 31, 2021 through the end of the listed fiscal year.  The closing price of the Company’s common stock as reported on Nasdaq on the following trading days were (i) $3.86 on October 31, 2021; (ii) $3.57 on October 31, 2022; (iii) $2.71 on October 31, 2023; and (iv) $2.45 on October 31, 2024.

The following table details the applicable adjustments that were made to determine “compensation actually paid” to our PEO and Non-PEO NEO.

	PEO			Non-PEO NEO
	2024	2023	2022	2024	2023	2022
Summary Compensation Table Total	$710,873	$489,661	$477,913	$439,366	$320,911	$312,721

Grant date fair value of awards granted during the covered fiscal year.	(190,443)	—	—	(97,436)	—	—

Fair value as of the end of the covered fiscal year of all awards granted during the covered fiscal year that are outstanding and unvested at the end of the covered fiscal year.	175,408	—	—	89,744	—	—

Change in the fair value as of the end of the covered fiscal year (from the end of the prior fiscal year) of any awards granted in any prior fiscal year that are outstanding and unvested as of the end of the covered fiscal year.	(24,581)	(46,986)	(21,125)	(12,259)	(21,539)	(9,684)

Change in the fair value as of the vesting date (from the end of the prior fiscal year) of any awards granted in any prior fiscal year that vested during the covered fiscal year.	(1,268)	9,470	23,709	(581)	4,341	10,220

Compensation Actually Paid	$669,989	$452,145	$480,497	$418,834	$303,713	$313,257

Relationship Between Compensation Actually Paid and Company Performance

The following graphs show the relationship between the compensation actually paid to our PEO and our Non-PEO NEO to our total shareholder return and net income (loss) over the three fiscal years ended October 31, 2024, 2023 and 2022.

Employment Agreements

Neil D. Wilkin, Jr. (Chairman of the Board, President and Chief Executive Officer)

Mr. Wilkin is employed pursuant to an amended and restated employment agreement dated as of April 11, 2011, further amended on December 18, 2012 and March 14, 2014, approved by the Compensation Committee. Under the terms of this employment agreement, Mr. Wilkin is paid an annual base salary, which may be increased periodically, and an annual bonus target equal to 100% of his annual base salary, which may be increased periodically. The amount of the annual bonus target and the criteria for its award are set forth in the Company’s senior leadership team annual bonus criteria. Mr. Wilkin’s employment agreement also anticipates that he will participate in grants of long-term equity compensation awarded from time to time to senior executives pursuant to equity participation plans, including grants under the 2017 Plan and any successor stock incentive plans. The initial term of Mr. Wilkin’s amended and restated employment agreement was until October 31, 2014, with the agreement being extended for one year on each November 1, beginning on November 1, 2012, unless the Company or Mr. Wilkin provides the other party with prior written notice of the intention to not renew and extend the agreement. As of November 1, 2024, the current term of Mr. Wilkin’s amended and restated employment agreement shall end on October 31, 2027. Mr. Wilkin’s employment agreement provides for severance compensation under certain circumstances, as described in the employment agreement.

Tracy G. Smith (Senior Vice President and Chief Financial Officer)

Ms. Smith is employed pursuant to an amended and restated employment agreement, dated as of April 11, 2011, further amended on December 18, 2012 and March 14, 2014, proposed by the President and Chief Executive Officer and approved by the Compensation Committee. Under the terms of this employment agreement, Ms. Smith is paid an annual base salary, which may be increased periodically and an annual bonus target equal to 55% of her annual base salary, which may be increased periodically. The amount of the annual bonus target and the criteria for its award are set forth in the Company’s senior leadership team annual bonus criteria. Ms. Smith’s employment agreement also anticipates that she will participate in grants of long-term equity compensation awarded from time to time to senior executives pursuant to equity participation plans, including grants under the 2017 Plan and any successor stock incentive plans. The initial term of Ms. Smith’s amended and restated employment agreement was until October 31, 2014, with the agreement being renewed and extended for one year on each November 1, beginning on November 1, 2012, unless the Company or Ms. Smith provides the other party with prior written notice of the intention to not renew and extend the agreement. As of November 1, 2024, the current term of Ms. Smith’s amended and restated employment agreement shall end on October 31, 2027. Ms. Smith’s employment agreement provides for severance compensation under certain circumstances, as described in the employment agreement.

Section 162(m) of the Internal Revenue Code

The Company is subject to Section 162(m) of the Internal Revenue Code of 1986, as amended by the Tax Cuts and Jobs Act, which became effective as of January 1, 2018. Section 162(m) of the Internal Revenue Code of 1986, as amended, precludes the deductibility of a named executive officer’s compensation that exceeds $1,000,000 per year. The Tax Cuts and Jobs Act modified Section 162(m) provisions, including the elimination of the “performance-based exception” that previously allowed certain performance-based compensation meeting specific requirements to qualify for full tax deductibility by the Company. As a result of the tax law changes, compensation paid to designated “covered executives”, including current and former NEOs, in excess of $1,000,000 per individual will generally not be deductible, whether or not it is performance-based. The Compensation Committee may provide compensation that may not be fully deductible in order to maintain flexibility in compensating named executive officers in a manner consistent with our compensation philosophy, as deemed appropriate. The Compensation Committee believes that shareholder interests are best served by not restricting the Compensation Committee’s discretion in this regard, even though such compensation may result in non-deductible compensation expenses to the Company. The Compensation Committee may in the future authorize compensation in excess of $1,000,000 to named executive officers that will not be deductible under Section 162(m) when it believes doing so is in the best interests of the Company and its shareholders.

REPORT OF THE AUDIT COMMITTEE

Messrs. Frazier, Nygren and Weber are members of the Audit Committee. Each of the members of the Audit Committee is considered independent under the listing standards of Nasdaq and under the SEC’s audit committee independence standards. Mr. Weber serves as Chairman of the Audit Committee.

The Audit Committee operates under a written charter adopted by the Company’s Board of Directors. A copy of the charter is available on the Company’s website at http://www.occfiber.com/investor-relations/. The charter was last amended effective September 9, 2021.

Management is responsible for the Company’s internal control over financial reporting and the financial reporting process and preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm, Crowe LLP, is responsible for planning and performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (PCAOB), forming and expressing an opinion about whether the consolidated financial statements are presented fairly, in all material respects, in conformity with U.S. generally accepted accounting principles, and the issuance of their auditors’ report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with U.S. generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The independent registered public accounting firm discussed with the Audit Committee matters required to be communicated by applicable auditing standards.

These discussions included, among other things:

•

the independent registered public accounting firm’s judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied in the Company’s consolidated financial statements;

•	the critical accounting policies and practices used by the Company;

•

any alternative treatments within U.S. generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent registered public accounting firm;

•	methods used to account for significant or unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the firm’s conclusions regarding the reasonableness of these estimates;

•	any disagreements with management over the application of accounting principles, the basis for management’s accounting estimates, and the disclosures in the consolidated financial statements;

•	any audit adjustments and any uncorrected consolidated financial statement misstatements;

•	critical audit matters, if any, described in the independent registered public accounting firm’s report; and

•	other material written communications between the independent registered public accounting firm and management.

The independent registered public accounting firm also communicated to the Audit Committee in writing any relationships between the independent registered public accounting firm and the Company and persons in financial reporting oversight roles at the Company and provided confirmation of their independence with respect to the Company as required under PCAOB Rules and relevant professional and regulatory standards.

The Company is required to comply with Section 404(a) of the Sarbanes-Oxley Act of 2002 (“Section 404(a)”). Section 404(a) requires: (i) the Company’s management to state its responsibility for establishing and maintaining an adequate internal control structure and procedures for financial reporting, and (ii) the Company’s management to assess at the end of each fiscal year the effectiveness of the Company’s internal control structure and procedures for financial reporting.

The Company’s management team completed its required assessment of the Company’s internal control structure and procedures for financial reporting as of October 31, 2024. The Audit Committee has been involved in the appropriate oversight of management’s Section 404(a) compliance program.

Based on the Audit Committee’s discussion with management and the independent registered public accounting firm and the Audit Committee’s review of the representation of management regarding the audited consolidated financial statements and of the report of the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024, for filing with the Securities and Exchange Commission.

Respectfully submitted, Craig H. Weber, Chairman of the Audit Committee Randall H. Frazier, Member of the Audit Committee John A. Nygren, Member of the Audit Committee

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Principal Accounting Fees

Brown, Edwards & Company, L.L.P. (“Brown Edwards”) audited the Company’s consolidated financial statements for the fiscal year ended October 31, 2023. During the first quarter of fiscal year 2024, Brown Edwards informed the Company that they were closing their public company audit practice and would no longer be performing audits for public companies. During the fiscal year ended October 31, 2023, and the subsequent interim period through April 25, 2024, there were no: (1) disagreements with Brown Edwards on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events. The audit report of Brown Edwards on the consolidated financial statements of Optical Cable Corporation and subsidiaries as of and for the year ended October 31, 2023 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. In 2024, Brown Edwards dual-dated their 2023 report, with respect to the effects of the restatement discussed in Note 20 to the 2024 financial statements, as to which the audit report date is December 23, 2024.

On April 25, 2024, Crowe LLP was engaged by the Audit Committee of the Board of Directors as the Company’s independent registered public accounting firm.

The following table sets forth the amount of fees billed or expected to be billed for services rendered by Crowe LLP, the Company’s independent registered public accounting firm and by Brown Edwards, the Company’s former independent registered public accounting firm for the fiscal years ended October 31, 2024 and 2023:

	2024	2023
	Amount	Amount
Audit fees (1)
Brown Edwards (2)	$42,405	$344,499
Crowe, LLP	341,462	—

Tax fees (3)	21,684	27,616

All other fees (4)	—	855

Total fees	$405,551	$372,970

(1)	Audit fees include annual financial statement audit and limited quarterly review services in 2024 and 2023.

(2)

The 2024 amount includes fees for review services related to the first quarter of fiscal year 2024 and issuance of consent and effects of the restatement, discussed in Note 20 to the 2024 financial statements, with respect to the year ended October 31, 2023, for inclusion of fiscal year 2023 financial statements with the 2024 financial statements.

(3)	Tax fees include fees for services provided by Brown Edwards for income tax provision review, federal tax return review and tax advice services in 2024 and 2023.

(4)	All other fees include fees related to successor auditor inquiries for a benefit plan audit in 2023.

Audit Committee Pre-Approval of Audit and Permissible Non-audit Services of Independent Registered Public Accounting Firm

As stated in the Audit Committee charter, the Audit Committee must pre-approve all audit and permitted non-audit services provided by the Company’s independent registered public accounting firm. During fiscal year 2024, the Audit Committee pre-approved all of the services provided by Crowe LLP and Brown, Edwards & Company, L.L.P.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended October 31, 2024, the Company sold certain items to Mr. Frazier, a member of the Company’s Board of Directors, at fair market value and in arms-length transactions, in exchange for $720.

OTHER MATTERS

The Board of Directors knows of no other business to be acted upon at the annual meeting or properly before the meeting other than those matters referred to in this proxy statement. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent in accordance with their best judgment.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE MATTERS

The Board of Directors, its committees and the Company’s management recognize the importance of environmental, social and governance (“ESG”) matters and how they impact our stakeholders. We believe appropriately responding to ESG issues is an important component of corporate social responsibility and comprehensive fiscal management. In light of the continued importance surrounding ESG matters, the Company establishes programs, practices and policies to maximize the benefit to the Company, and our shareholders, employees and the communities we impact. We believe that ESG programs and practices are important for attracting the best talent, executing on our strategies, maintaining a robust supplier and channel partner base, and innovating to meet our consumers’ evolving expectations.

The Board and its committees review and discuss with management matters related to human capital management, including the Company’s commitment to excellence, diversity, respect and fairness, employee engagement, merit-based compensation and benefits, and business conduct and compliance.

We are committed to conducting operations and activities in a manner that provides and maintains safe and healthy working conditions, protects the environment, and conserves natural resources. In meeting this commitment, it is our policy that no employee shall engage in any conduct that violates any environmental, health or safety law or is otherwise inconsistent with the health and safety needs of our employees and the environmental needs of our communities. We are also committed to the continual improvement of our environmental management systems, our environmental, health and safety programs, and to the prevention of pollution.

NOMINATIONS AND PROPOSALS BY SHAREHOLDERS FOR 2026 ANNUAL MEETING

The Board does not currently prescribe any minimum qualifications for director candidates. Consistent with the criteria for the selection of directors approved by the Board, the Nominating and Corporate Governance Committee will take into account: (1) the Company’s current needs, considering various factors, including, but not limited to, the appropriate size of the Board for a smaller public company, and (2) the qualities needed for Board service, including experience and achievement in business, finance, technology or other areas relevant to the Company’s activities; reputation, ethical character and maturity of judgment; diversity of viewpoints, backgrounds and experiences; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; independence under SEC and NASDAQ rules; service on other boards of directors; sufficient time to devote to Board matters; ability to work effectively and collegially with other Board members; and diversity. In considering the diversity of candidates, the Committee considers an individual’s background, professional experience, education and skill, race, ethnicity, gender, age and/or national origin. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee will review such directors’ overall service to the Company during their term, including the number of meetings attended, level of participation, quality of performance and any transactions of such directors with the Company during their term. For those potential new director candidates who appear upon first consideration to meet the Board’s selection criteria, the Nominating and Corporate Governance Committee will conduct appropriate inquiries into their background and qualifications and, depending on the result of such inquiries, arrange for in-person meetings with the potential candidates.

The Nominating and Corporate Governance Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, and the Company’s advisers.

The Committee will also consider director candidates recommended by shareholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. In making recommendations for director nominees for the annual meeting of shareholders, the Company’s bylaws, and in certain cases U.S. securities laws and the rules and regulations thereunder, including Rule 14a-8, prescribe the procedures that a shareholder must follow to nominate directors for election at an annual meeting or to bring other business before an annual meeting and if desired, to have such proposals included in the Company’s proxy statement. The Chairman of the annual meeting of shareholders of the Company may refuse to acknowledge the nomination of any person as a director or any other proposal by a shareholder not made in compliance with these procedures. In addition, no proposal will be included in any proxy statement of the Company unless the shareholder submitting a proposal to be included in the proxy statement follows the procedures outlined below. A copy of the bylaws may be obtained without charge, upon written request to Ms. Tracy G. Smith, Corporate Secretary, Optical Cable Corporation, 5290 Concourse Drive, Roanoke, Virginia 24019.

Proposals for Inclusion in the Company’s Proxy Statement

We engage with shareholders and other stakeholders throughout the year to learn their perspectives on certain significant issues. This engagement helps us better understand shareholder priorities and perspectives, gives us an opportunity to elaborate upon our initiatives and practices, and fosters constructive dialogue. We take feedback and insights from our engagement with shareholders and other stakeholders into consideration as we review and evolve our practices and disclosures, and further share them with our Board as appropriate.

Shareholder proposals to be included in the proxy statement for the Company’s annual meeting of shareholders in 2026 must be received by Ms. Tracy G. Smith, Corporate Secretary, Optical Cable Corporation, 5290 Concourse Drive, Roanoke, Virginia 24019. Pursuant to Rule 14a-8 under the Securities Exchange Act, a shareholder must submit the proposal not less than 120 calendar days before the one year anniversary of the date on which the previous year’s annual meeting proxy statement was first sent or given to shareholders.

Nominations and Proposals not Included in the Company’s Proxy Statement but Intended to be Brought Before the Company’s Annual Meeting

Shareholder proposals not included in the proxy statement for the Company’s annual meeting of shareholders in 2026 must be received by Ms. Tracy G. Smith, Corporate Secretary, Optical Cable Corporation, 5290 Concourse Drive, Roanoke, Virginia 24019. Pursuant to the Company’s bylaws, shareholder proposals to be presented at the Company’s 2025 annual meeting of shareholders must be received not less than 120 days nor more than 150 days before the date of the anniversary of the immediately preceding annual meeting of shareholders; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the 120th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made.

ANNUAL REPORT

A copy of the Company’s annual report for the fiscal year ended October 31, 2024, including the financial statements and notes thereto, is being mailed to the shareholders of record along with this proxy statement and is also available on the Company’s website at www.occfiber.com/investor-relations/ under “Proxy Materials”. The annual report is not incorporated by reference in this proxy statement and is not considered to be part of the proxy materials.

FURTHER INFORMATION

The Company will provide without charge to each person from whom a proxy is solicited by the Board of Directors, upon the written request of any such person, a copy of the Company’s annual report on Form 10-K, including the financial statements and notes thereto, required to be filed with the U.S. Securities and Exchange Commission pursuant to the Exchange Act for the Company’s fiscal year ended October 31, 2024. These materials are available on-line at www.occfiber.com/investor-relations/ under “Proxy Materials”. You may also call the Company toll free at 1-800-622-7711, e-mail the Company at investorrelations@occfiber.com or write to the Company at 5290 Concourse Drive, Roanoke, Virginia 24019, attention Ms. Tracy G. Smith, Corporate Secretary, to receive a free copy of the proxy materials. Additionally, the Company’s SEC filings are available to the public on the SEC Internet site (www.sec.gov).

Upon request, the Company will also furnish any other exhibit of the annual report on Form 10-K upon advance payment of reasonable out-of-pocket expenses of the Company related to the Company’s furnishing of such exhibit. Requests for copies of any exhibit should be directed to the Company at its principal executive offices, 5290 Concourse Drive, Roanoke, Virginia 24019, attention Ms. Tracy G. Smith, Corporate Secretary.

By Order of the Board of Directors

Tracy G. Smith Corporate Secretary

Date: February 28, 2025

Appendix A

SECOND AMENDMENT

to the

OPTICAL CABLE CORPORATION

2017 STOCK INCENTIVE PLAN, AS AMENDED

1. Purpose.

The Optical Cable Corporation 2017 Stock Incentive Plan was approved by the stockholders at the annual meeting of stockholders on March 28, 2017, and was amended by the First Amendment to the Optical Cable Corporation 2017 Stock Incentive Plan which was approved by the stockholders at the annual meeting of stockholders on March 29, 2022, and as so amended is referred to herein as the “2017 Plan”.

This Second Amendment (the “Second Amendment”) to the 2017 Plan authorizes an additional 350,000 new shares of “Company Stock” (as defined in the 2017 Plan) for issuance under the 2017 Plan (the “2025 Additional Shares”). The 2025 Additional Shares are authorized but unissued shares of Company Stock.

The Second Amendment makes no other amendments, modifications, or changes to the 2017 Plan. All terms not otherwise defined in the Second Amendment shall have the meanings set forth in the 2017 Plan.

2. Addition of New Shares of Company Stock to the Total Reserve.

The 2017 Plan is amended to add and include the 2025 Additional Shares in the “Total Share Reserve” (defined in Section 4(a) of the 2017 Plan), provided that such reservation of the 2025 Additional Shares is approved by the Company’s stockholders at the annual meeting of the stockholders to be held on March 25, 2025, or at any adjournment thereof.

# # #

OPTICAL CABLE CORPORATION

Proxy Solicited on Behalf of the Board of Directors of Optical Cable

Corporation for the Annual Meeting of Shareholders to be Held March 25, 2025

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL AND VOTING:

The Notice of Meeting, proxy statement and proxy card are available at www.occfiber.com/investor-relations/ under “Proxy Materials”.

You may vote by one of the following methods:

(1)	completing, signing and returning promptly the enclosed proxy in the envelope provided;
(2)	going online to http://www.proxyvote.com, as appropriate, and following the online instructions; or
(3)	in person if you so desire even if you have previously sent in your proxy or voted online.

The method by which you vote last will be the vote the Company counts.

If you intend to vote by using this proxy card, please sign, date and mail your proxy card in the envelope provided as soon as possible.

The undersigned appoints Neil D. Wilkin, Jr. and Tracy G. Smith, or either of them, with full power of substitution, to attend the annual meeting of shareholders of Optical Cable Corporation (the “Company”) on March 25, 2025, and at any adjournments thereof, and to vote all shares which the undersigned would be entitled to vote if personally present upon the following matters set forth in the Notice of Annual Meeting and proxy statement.

1.	Election of Directors
	☐	FOR the FIVE nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to Vote for the FIVE nominees listed below

Nominees: Neil D. Wilkin, Jr.; Randall H. Frazier; John M. Holland; John A. Nygren; and Craig H. Weber.

(INSTRUCTION: To withhold authority for any individual nominee, write that nominee’s name in the space provided below)

2.

To approve the Second Amendment to the Optical Cable Corporation 2017 Stock Incentive Plan, as amended (the “2017 Plan”), to authorize an additional 350,000 new Common Shares of the Company for issuance under the 2017 Plan, with no other modifications to the terms of the 2017 Plan.

	☐	FOR this proposal	☐	AGAINST this proposal	☐	ABSTAIN

3.	To ratify the appointment of Crowe LLP as the independent registered public accounting firm for the Company for fiscal year 2025.

	☐	FOR this proposal	☐	AGAINST this proposal	☐	ABSTAIN

4.	Non-binding advisory vote to approve named executive officer compensation.

	☐	FOR this proposal	☐	AGAINST this proposal	☐	ABSTAIN

5.	Non-binding advisory vote to approve the frequency of future advisory votes on named executive officer compensation.

	☐	1 year	☐	2 year	☐	3 year	☐	ABSTAIN

6.	In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.

PLEASE DATE, SIGN AND RETURN PROXY PROMPTLY.
Receipt of Notice of Annual Meeting and Proxy Statement is hereby acknowledged.

Shareholder’s Signature

Joint Holder’s Signature (if applicable)
Date:

When properly executed, this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR the election of the nominees of the Board of Directors in the election of Directors, FOR proposal 2 above, FOR proposal 3 above, FOR proposal 4 above, for 1 year frequency on proposal 5 above, and in accordance with the judgment of the person(s) voting the proxy upon such other matters properly coming before the meeting and any adjournments thereof. Please sign exactly as name(s) appear above.